Exhibit 4.1

Execution Version

New Jersey Natural Gas Company

$50,000,000 5.43% Senior Notes, Series 2026A, due August 20, 2036
$50,000,000 6.04% Senior Notes, Series 2026B, due August 20, 2056
$50,000,000 5.43% Senior Notes, Series 2026C, due October 22, 2036

Note Purchase Agreement

Dated as of August 20, 2026

TABLE OF CONTENTS

(Not a part of the Agreement)

Section	Heading	Page

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Attachments to Note Purchase Agreement

Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule 4.9	—	Changes in Corporate Structure

Schedule 5.3	—	Disclosure Documents

Schedule 5.5	—	Financials

Schedule 5.8	—	Certain Litigation

Schedule 5.11	—	Patents, Etc.

Schedule 5.14	—	Use of Proceeds

Schedule 5.15	—	Existing Debt

Exhibit 1(a)	—	Form of 5.43% Senior Notes, Series 2026A, due August 20, 2036

Exhibit 1(b)	—	Form of 6.04% Senior Notes, Series 2026B, due August 20, 2056

Exhibit 1(c)	—	Form of 5.43% Senior Notes, Series 2026C, due October 22, 2036

Exhibit 2(a)	—	Form of First Closing Supplemental Indenture

Exhibit 2(b)	—	Form of Second Closing Supplemental Indenture

Exhibit 4.4(a)	—	Form of Opinion of Special Counsel to the Company

Exhibit 4.4(b)	—	Form of Opinion of Special Counsel to the Purchasers

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New Jersey Natural Gas Company
1415 Wyckoff Road
Wall, New Jersey 07719

$50,000,000 5.43% Senior Notes, Series 2026A, due August 20, 2036
$50,000,000 6.04% Senior Notes, Series 2026B, due August 20, 2056
$50,000,000 5.43% Senior Notes, Series 2026C, due October 22, 2036

Dated as of August 20, 2026

To the Purchasers Listed in
the Attached Schedule A Hereto:

Ladies and Gentlemen:

New Jersey Natural Gas Company, a New Jersey corporation (the “Company”), agrees with each of you as follows:

Section 1.          Authorization of Notes.

The Company will authorize the issue and sale of $150,000,000 aggregate principal amount of its senior notes consisting of (a) $50,000,000 aggregate principal amount of its 5.43% Senior Notes, Series 2026A, due August 20, 2036 (the “Series A Notes”), (b) $50,000,000 aggregate principal amount of its 6.04% Senior Notes, Series 2026B, due August 20, 2056 (the “Series B Notes”) and (c) $50,000,000 aggregate principal amount of its 5.43% Senior Notes, Series 2026C, due October 22, 2036 (the “Series C Notes”; and together with the Series A Notes and the Series B Notes, the “Notes” such term shall also include any such Series A Notes, Series B Notes and Series C Notes issued in substitution therefor pursuant to Section 13 of this Agreement).  The Series A Notes, the Series B Notes and the Series C Notes shall be substantially in the forms set out in Exhibit 1(a), Exhibit 1(b) and Exhibit 1(c), respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company.  Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.  References to a “Section” are references to a Section of this Agreement unless otherwise specified.

Section 2.          Sale and Purchase of Notes and Security for the Notes.

Section 2.1          Sale and Purchase of Notes.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the applicable Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  Each Purchaser’s obligations hereunder are several and not joint obligations and no Purchaser shall have any obligation or liability to any Person for the performance or non-performance by any other Purchaser hereunder.

Section 2.2          Security for the Notes; First Mortgage Bonds.  (a) The Notes of each series shall be secured by an equal principal amount of the related First Mortgage Bonds issued by the Company under the Mortgage Indenture to U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as collateral agent for the holders of the Notes.  The First Mortgage Bonds will rank pari passu with all other existing and future first mortgage bonds issued pursuant to the Mortgage Indenture.

(b)         Terms of First Mortgage Bonds.  The First Mortgage Bonds of each series will have the same stated interest rate, interest payment dates, stated maturity and redemption provisions (including Make-Whole Amount, if any), and will be in the same aggregate principal amount, as the related Notes.  Payments of the principal of, Make-Whole Amount, if any, and interest on the Notes of a series shall be deemed to satisfy and discharge the Company’s obligation to make such payments on the related First Mortgage Bonds.  Principal of, Make-Whole Amount, if any, and interest on the First Mortgage Bonds are payable at the principal office of the Mortgage Trustee in Edison, New Jersey or at the Company’s option at the principal office of the Collateral Agent.

(c)       Parallel Payments of Notes and First Mortgage Bonds.  The First Mortgage Bonds of each series shall contain optional and mandatory redemption provisions (including Make-Whole Amount, if any) which correspond to the optional and mandatory prepayment provisions of the related Notes.  In addition, the First Mortgage Bonds shall be subject to mandatory redemption if the Company or the Mortgage Trustee is notified that an Event of Default under this Agreement has occurred and is continuing and that the principal amount of all Notes then outstanding has become due and payable in accordance with this Agreement.

(1)          In the event the Company elects to or is required to prepay the Notes of a series, in whole or in part, in accordance with the provisions of this Agreement, the Company’s obligations with respect to a principal amount of the related First Mortgage Bonds equal to the principal amount of such Notes being prepaid will, upon prepayment of such Notes, be satisfied and discharged, and the Collateral Agent shall deliver corresponding First Mortgage Bonds in a principal amount equal to the principal amount of the Notes so prepaid to the Company for further delivery to the Mortgage Trustee for cancellation.

(2)          In the event the Company elects to or is required to redeem First Mortgage Bonds of a series in whole or in part, in accordance with the provisions of the Mortgage Indenture, the Company shall prepay a principal amount of the related Notes equal to the principal amount of such First Mortgage Bonds being redeemed in accordance with the provisions of Section 8.2 or Section 8.3, as applicable, and the Company’s obligation in respect of First Mortgage Bonds equal to the principal amount of such prepaid Notes will be satisfied and discharged, and the Collateral Agent shall deliver corresponding First Mortgage Bonds in a principal amount equal to the principal amount of such Notes so prepaid to the Company for further delivery to the Mortgage Trustee for cancellation.

Section 3.           Execution Date; Closings.

The execution and delivery of this Agreement shall occur on August 20, 2026 (the “Execution Date”).  The sale and purchase of the Notes to be purchased by the Purchasers shall occur at the offices of ArentFox Schiff LLP, 1301 Avenue of the Americas, 42nd Floor, New York, New York 10019.  The sale and purchase of the Series A Notes and the Series B Notes (the “First Closing” and the Purchasers in the First Closing, the “First Closing Purchasers”) shall occur at 11:00 a.m. New York, New York time, on August 20, 2026 (the “First Closing Date”).  The sale and purchase of the Series C Notes (the “Second Closing” and the Purchasers in the Second Closing, the “Second Closing Purchasers”; each of the Second Closing and the First Closing, a “Closing” and, together, the “Closings”) shall occur at 11:00 a.m., New York, New York time, on October 22, 2026 (the “Second Closing Date”; and, together with the First Closing Date, each a “Closing Date”).  At each Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser at such Closing in the form of a single Note of the applicable series (or such greater number of Notes of such series in denominations of at least $100,000 as such Purchaser may request) dated the date of the applicable Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in accordance with the funding instructions provided pursuant to Section 4.10.  If at a Closing the Company shall fail to tender the Notes to be purchased by any Purchaser at such Closing as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4.           Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the applicable Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

Section 4.1          Representations and Warranties.  (a) The representations and warranties of the Company in this Agreement shall be true and correct as of the Execution Date and at the time of such Closing, except for any representation or warranty that by its terms speaks as of a particular time, in which case such representation or warranty shall have been correct as of that time, and (b) the representations and warranties of the Company in the Mortgage Indenture (including the applicable Supplemental Indenture) and the applicable First Mortgage Bond Documents to which it is a party shall be correct upon execution and delivery of such First Mortgage Bond Documents at the time of such Closing.

Section 4.2          Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement, the Mortgage Indenture (including the applicable Supplemental Indenture) and the applicable First Mortgage Bond Documents to which it is a party required to be performed or complied with by it prior to or at such Closing and from the Execution Date to such Closing assuming that Sections 9 and 10 are applicable from the Execution Date.  Since the Execution Date until such Closing, before and after giving effect to the issue and sale of the Notes to be sold at such Closing (and the application of the proceeds thereof as contemplated by Schedule 5.14) and the issue of the applicable First Mortgage Bonds, no Default or Event of Default shall have occurred and be continuing.

Section 4.3          Compliance Certificates.

(a)          Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)          Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary, dated the date of such Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement, the applicable Supplemental Indenture, the applicable First Mortgage Bond Documents to which it is a party, the applicable series of Notes and the applicable First Mortgage Bonds and (ii) the Company’s organizational documents as then in effect.

Section 4.4          Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from Melissa Abraham, Esq., Assistant General Counsel of the Company, and Troutman Pepper Locke LLP, special counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Purchasers may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (b) from ArentFox Schiff LLP, special counsel to the Purchasers in connection with such transactions, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5          Purchase Permitted by Applicable Law, Etc.  On the date of such Closing, such Purchaser’s purchase of the applicable series of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable it to determine whether such purchase is so permitted.

Section 4.6          Related Transactions.  Contemporaneously with such Closing, the Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of such Closing pursuant to this Agreement and delivered the applicable First Mortgage Bonds to the Collateral Agent pursuant to this Agreement and the applicable Supplemental Indenture.  Prior to the Second Closing, the First Closing Purchasers shall have purchased the Notes to be purchased by them at the First Closing as specified in Schedule A.

Section 4.7          Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

Section 4.8          Private Placement Numbers.  A Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services shall have been obtained for each series of the Notes being issued at such Closing.

Section 4.9          Changes in Corporate Structure.  Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10          Funding Instructions.  At least five Business Days prior to the date of such Closing, such Purchaser shall have received written instructions executed by an authorized officer of the Company on letterhead of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank and the name, email address and telephone number of a contact person at such bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section 4.10 at least five Business Days prior to the date of such Closing and (d) the name, email address and telephone number of the account representative at the Company responsible for (1) verifying receipt of such funds and (2) verifying the information set forth in the instructions.  Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $51.00) to the account identified in the written instructions no later than two Business Days prior to the date of such Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the date of such Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against such Purchaser’s purchase price of the Notes to be issued at such Closing. At the request of any Purchaser, no later than three Business Days prior to such Closing, (which may be by email), an identifiable Responsible Officer shall confirm the written instructions by live videoconference made available to the Purchasers no later than two Business Days prior to such Closing.

Section 4.11          Board Approval.  The New Jersey Board of Public Utilities shall have entered an appropriate order authorizing the issuance and sale of the Notes to be issued at such Closing to the Purchasers and the delivery of the applicable First Mortgage Bonds to the Collateral Agent as security for the Notes, upon terms not inconsistent with this Agreement and the applicable Supplemental Indenture, Notes and First Mortgage Bonds and such order shall not be subject to appeal.

Section 4.12          First Mortgage Bonds and Supplemental Indentures.  (a) All conditions precedent set forth in the Mortgage Indenture with respect to the execution and delivery of the applicable Supplemental Indenture and the issuance of the applicable First Mortgage Bonds shall have been satisfied.

(b)        The applicable First Mortgage Bonds, the applicable Supplemental Indenture and the applicable First Mortgage Bond Documents shall have been duly authorized, executed, authenticated in the case of the applicable First Mortgage Bonds and delivered by the respective parties thereto, shall constitute legal, valid and binding contracts and agreements of such parties, and such Purchaser shall have received true, complete, executed copies thereof and a certified copy of the Mortgage Indenture.

(c)          The Mortgage Indenture and the applicable Supplemental Indenture shall have been duly recorded as an indenture on real property and duly filed, recorded or indexed as a security interest in personal property so as to constitute a valid, perfected first Lien on all of the Company’s property covered by the Mortgage Indenture and the applicable Supplemental Indenture, all in accordance with applicable law, and the Company shall have caused satisfactory evidence thereof to be furnished to such Purchaser and special counsel to the Purchasers.

Section 4.13          Offeree Letter.  J.P. Morgan Securities LLC and Wells Fargo Securities, LLC shall have delivered to the Company, its counsel and the counsel referred to in Section 4.4(b) an offeree letter, in form and substance satisfactory to the Company and its counsel and  Purchasers’ special counsel, confirming the manner of the offering of the Notes by such entity and the number of offerees.

Section 4.14          Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and special counsel to the Purchasers, and such Purchaser and special counsel to the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or special counsel to the Purchasers may reasonably request.

Section 5.           Representations and Warranties of the Company.

The Company represents and warrants to each (a) Purchaser on the Execution Date, (b) First Closing Purchaser on the First Closing Date, and (c) Second Closing Purchaser on the Second Closing Date, that:

Section 5.1          Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Supplemental Indentures, the First Mortgage Bond Documents to which it is a party, the Notes and the First Mortgage Bonds, and to perform the provisions hereof, thereof and of the Mortgage Indenture.

Section 5.2          Authorization, Etc.  This Agreement, the Mortgage Indenture (including the Supplemental Indentures), the First Mortgage Bond Documents to which the Company is a party, the Notes, and the First Mortgage Bonds have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and the Mortgage Indenture constitute, and upon execution and delivery thereof the Supplemental Indentures, the First Mortgage Bond Documents to which the Company is a party, each Note and each First Mortgage Bond constitutes, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3          Disclosure.  The Company, through its agents, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, has delivered to each Purchaser a copy of an Investor Presentation, dated June 24, 2026 (the “Investor Presentation”), relating to the transactions contemplated hereby.  Except as disclosed in Schedule 5.3, this Agreement, the Supplemental Indentures, the Investor Presentation, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5 (collectively, the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since September 30, 2025, there has been no change in the financial condition, operations, business or properties of the Company except changes that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.4          Organization and Ownership of Shares of Subsidiaries.  The Company has no Subsidiaries.

Section 5.5          Financial Statements.  The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6          Compliance with Laws, Other Instruments, Etc.  Neither the execution and delivery by the Company of this Agreement, the Supplemental Indentures, the First Mortgage Bond Documents to which it is a party, the Notes or the First Mortgage Bonds nor the performance by the Company of this Agreement, the Mortgage Indenture (including the Supplemental Indentures), the First Mortgage Bond Documents to which it is a party, the Notes or the First Mortgage Bonds will (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Liens contemplated thereby) in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

Section 5.7          Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution and delivery by the Company of this Agreement, the Supplemental Indentures, the First Mortgage Bond Documents to which it is a party, the Notes or the First Mortgage Bonds or the performance by the Company of this Agreement, the Mortgage Indenture (including the Supplemental Indentures), the First Mortgage Bond Documents to which it is a party, the Notes or the First Mortgage Bonds other than such consents, approvals, authorizations, registrations, filings or declarations that have been or will be obtained or made prior to the date of the applicable Closing.

Section 5.8        Litigation; Observance of Statutes and Orders.  (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)         The Company is not in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, ERISA, Environmental Laws or the USA PATRIOT Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9          Taxes.  The Company has filed all income tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP.  The charges, accruals and reserves on the books of the Company in respect of Federal, state or other taxes for all fiscal periods are adequate.  The Federal income tax liabilities of the Company have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended September 30, 2020.

Section 5.10          Title to Property; Leases.  The Company has good and sufficient title related to the ownership of its Material properties, including all such Material properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement or the Mortgage Indenture (including the Supplemental Indentures), except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect.  All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11        Licenses, Permits, Etc.  Except as disclosed in Schedule 5.11, the Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks, trade names and domain names or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12          Compliance with ERISA.  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA) with respect to any Plan, other than for claims for benefits and funding obligations in the ordinary course, and no event, transaction or condition has occurred or exists with respect to any Plan that would reasonably be expected to result in the incurrence of any such liability under Title I or IV of ERISA or the penalty or excise tax provisions of the Code by the Company or any ERISA Affiliate, or in the imposition of any Lien under section 430 of the Code or section 4068 of ERISA on any of the rights, properties or assets of the Company or any ERISA Affiliate, other than any such liabilities or Liens as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(b)        The present value of the aggregate benefit liabilities under each of the Plans which are subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value, of the assets of such Plans allocable to such benefit liabilities by more than $25,000,000.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in section 3 of ERISA.

(c)         The Company and its ERISA Affiliates have not incurred withdrawal liabilities under section 4201 or 4204 of ERISA (and are not subject to contingent withdrawal liabilities under section 4204) in respect of Multiemployer Plans that, individually or in the aggregate, are reasonably expected to result in a Material Adverse Effect.

(d)         The accumulated post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company is not reasonably expected to result in a Material Adverse Effect.

(e)          The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406(a)(1)(A)-(D) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company in the first sentence of this Section 5.12(e) with respect to each Purchaser is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13          Private Offering by the Company.  Neither the Company nor anyone authorized to act on its behalf has offered the Notes, the First Mortgage Bonds or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 33 other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has, with respect to the Notes, engaged in any form of “general solicitation or general advertising,” as defined under Rule 502(c) of the Securities Act.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

Section 5.14          Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Notes hereunder as set forth in Schedule 5.14.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 25% of the value of the assets of the Company and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15          Existing Debt.  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company as of March 31, 2026, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company, except as described in Schedule 5.15.  The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company and no event or condition exists with respect to any Debt of the Company the outstanding principal amount of which exceeds $30,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)         The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as provided in the Mortgage Indenture and any Bank Credit Agreement and as otherwise specifically indicated in Schedule 5.15.

Section 5.16          Foreign Assets Control Regulations, Etc.  (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)         Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)          No part of the proceeds from the sale of the Notes hereunder:

(i)          constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)          will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)         will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)       The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17          Status under Certain Statutes.  The Company is not an “investment company” registered or required to be registered under the Investment Company Act of 1940 or an “affiliated person” of an “investment company” or an “affiliated person” of such “affiliated person” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and shall not become such an “investment company” or such an “affiliated person” or under such “control.”  The Company is not a “holding company” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 2005, as amended.  Based upon the immediately preceding sentence, neither the Company nor the issue and sale of the Notes or the issuance of the First Mortgage Bonds pursuant to the Supplemental Indentures is subject to regulation under the Public Utility Holding Company Act of 2005, as amended.  The Company is not subject to the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.  The Company is not subject to any Federal or state statute or regulation limiting its ability to incur Debt except for rules and regulations of the New Jersey Board of Public Utilities.

Section 5.18          Environmental Matters.  Except as disclosed in Schedule 5.8, the Company does not have knowledge of any claim and has not received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its real properties now or formerly owned, leased or operated by the Company or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.  Except as otherwise disclosed in Schedule 5.8:

(a)          the Company does not have knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by the Company or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect;

(b)         the Company has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated by the Company or disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect; and

(c)          all buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

Section 5.19          Perfection of Liens.  As of the applicable Closing Date: (a) each of the Mortgage Indenture and the applicable Supplemental Indenture has been duly recorded and filed in each place in which such recording or filing is required to protect and preserve the Lien of the Mortgage Indenture and such Supplemental Indenture, as the case may be, in and to the Trust Estate and such Lien constitutes a valid, fully perfected and continuing first priority Lien in and to, all right, title and interest of the Company in the Trust Estate, subject only to Permitted Encumbrances (as defined in the Mortgage Indenture), and all taxes and recording or filing fees required to be paid in connection with the execution, recording or filing of the Mortgage Indenture and such Supplemental Indenture have been duly paid; and

(b)        The Lien of the Collateral Agent in the applicable First Mortgage Bonds constitutes a valid, fully perfected and continuing first priority Lien, subject only to Permitted Encumbrances (as defined in the Mortgage Indenture).

Section 5.20          First Mortgage Bonds Pari Passu.  The Company’s obligations under the Supplemental Indentures and the First Mortgage Bonds rank pari passu in right of payment, without preference or priority, with its obligations under each other series of first mortgage bonds issued and outstanding under the Mortgage Indenture.

Section 5.21         No Event of Default.  No “Event of Default” under the Mortgage Indenture exists on the date of execution and delivery of this Agreement or, upon the execution and delivery thereof, the Supplemental Indentures, or will exist immediately after giving effect to the transactions contemplated by this Agreement or the Supplemental Indentures and the applications of the proceeds from the issue and sale of the Notes and the issuance of the First Mortgage Bonds.

Section 6.           Representations of the Purchasers.

Section 6.1          Purchase for Investment.  Each Purchaser severally represents that (i) it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the Securities Act and it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust fund’s property shall at all times be within such Purchaser’s or such pension or trust fund’s control and (ii) it has (or its investment manager or investment advisor has) knowledge and experience in financial and business matters and  is capable of evaluating the merits and risks of its investment in the Notes and it is able to bear the economic risk of holding the Notes for an indefinite period of time.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes nor does it intend to do so and, in any event, a Purchaser shall only reoffer or resell the Notes purchased by it in accordance with any available exemption from the requirements of Section 5 of the Securities Act, except as aforesaid.   Each Purchaser also severally represents that the Company has made available to it, a reasonable time prior to the consummation of the transactions contemplated hereby, the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Notes that it is purchasing or shall purchase and to obtain any additional information which the Company possesses or could acquire without unreasonable effort or expense; provided that the foregoing shall not be construed as limiting the ability of any Purchaser to rely on the representations and warranties contained herein.

Section 6.2          Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)         the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)         the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)        the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)       the Source constitutes assets of an “investment fund” (within the meaning of Section VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Section VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Sections I(c), I(g) (regarding eligibility), and I(k) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Section VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)        the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)          the Source is a governmental plan; or

(g)         the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)          the Source does not include assets of (i) any employee benefit plan, other than a plan exempt from the coverage of ERISA, or (ii) any “plan” as defined in Section 4975(e)(1) of the Code.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.           Information as to Company.

Section 7.1         Financial and Business Information.  The Company shall deliver to each Purchaser and each holder of Notes that is an Institutional Investor:

(a)        Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(1)          a balance sheet of the Company as of the end of such quarter, and

(2)          statements of income, changes in shareholders’ equity and cash flows of the Company for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments;

(b)          Annual Statements — within 120 days after the end of each fiscal year of the Company, duplicate copies of:

(1)          a balance sheet of the Company as of the end of such year, and

(2)          statements of income, changes in shareholders’ equity and cash flows of the Company, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)        SEC and Other Reports — with reasonable promptness, upon their becoming available, one copy of (1) each financial statement, report, circular, notice or proxy statement sent by the Company to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally and (2) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such Purchaser or holder), and each final prospectus and all amendments thereto filed by the Company with the Securities and Exchange Commission, excluding in any event confidential correspondence delivered to the Securities and Exchange Commission;

(d)          Notice of Default or Event of Default — with reasonable promptness, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)        ERISA Matters — with reasonable promptness, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(1)          with respect to any Plan, the occurrence of any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the Execution Date; or

(2)          the taking by the PBGC of steps to institute, or the threatening in writing by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(3)          the occurrence of any event or transaction that results in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans with respect to any Plan, or in the imposition of any Lien under section 430 of the Code or section 4068 of ERISA or any successor thereto, on any of the rights, properties or assets of the Company or any ERISA Affiliate, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

(f)          Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or relating to the ability of the Company to perform its obligations hereunder, under the Notes, the Mortgage Indenture (including the Supplemental Indentures), the First Mortgage Bond Documents to which the Company is a party and the First Mortgage Bonds, as from time to time may be reasonably requested by any such Purchaser or holder of Notes, including (1) information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes and (2) any “know your customer” information in connection with periodic updates or confirmation of information, significant events or changes to the Company’s or obligor group’s organizational structure (including changes in equity ownership or any acquisition of any interest in any other entity) for the purpose of completing a due diligence review or verifying compliance with U.S. Economic Sanctions Laws.

Section 7.2         Officer’s Certificate.  Each set of financial statements delivered to a Purchaser or a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a)          Covenant Compliance — the information (including reasonably detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.5, inclusive, and Section 10.9 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence).  In the event that the Company has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.4) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b)        Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof, the Mortgage Indenture (including the Supplemental Indentures), and the First Mortgage Bond Documents to which the Company is a party, and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default that is continuing as of the end of such quarterly or annual period, as the case may be, and, if any such condition or event then exists (including, without limitation, any such event or condition resulting from the failure of the Company to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3          Inspection.  The Company shall permit the representatives of each Purchaser and each holder of Notes that is an Institutional Investor:

(a)          No Default — if no Default under Section 11(b) or an Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior written notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, all at such reasonable times during normal business hours and as often as may be reasonably requested in writing; and

(b)          Default — if a Default under Section 11(b) or an Event of Default then exists, at the expense of the Company, upon prior written notice to the Company,  to visit and inspect any of the offices or properties of the Company, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times during normal business hours and as often as may be requested.

Section 7.4    Electronic Delivery.  Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a)          such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each Purchaser or holder of a Note by e-mail at the e-mail address set forth in Schedule A or as communicated from time to time in a separate writing delivered to the Company;

(b)        the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://investor.njresources.com/njng-reports.cfm as of the Execution Date;

(c)         such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Company on Intralinks or on any other similar website to which each holder of Notes has free access; or

(d)          the Company shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on Intralinks or on any other similar website to which each Purchaser or holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each Purchaser or holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any Purchaser or holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.

Section 8.           Prepayment of the Notes.

Section 8.1          Required Prepayments.  Subject to Section 8.2, the Notes shall not be subject to required prepayments.  The entire unpaid principal balance of the Notes of each series shall be due and payable on the respective stated maturity date thereof.

Section 8.2          Required Prepayment—Condemnation; Required Sale.  In the event that, pursuant to the terms of section 8.08 of the Mortgage Indenture, the First Mortgage Bonds are called for redemption, in whole or in part, then the Company shall, (i) at least 30 days and not more than 60 days prior to the redemption date of the First Mortgage Bonds pursuant to section 8.08 of the Mortgage Indenture, give written notice to the Collateral Agent, as the registered holder of the First Mortgage Bonds, and each holder of the related Notes, of the redemption of all or a portion of the related First Mortgage Bonds and the corresponding prepayment of all or a portion of the Notes, and (ii) on the redemption date of the First Mortgage Bonds so called for redemption, prepay the related Notes in an aggregate principal amount equal to the amount of First Mortgage Bonds called for redemption at a prepayment price equal to 100% of the First Mortgage Bonds being redeemed, together with interest accrued thereon to the date of such prepayment, but without any Make-Whole Amount.  The notice described in (i) above shall specify the prepayment date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

Section 8.3         Optional Prepayments with and Without Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any series, in an amount not less than $1,000,000 in aggregate principal amount of the Notes of such series then outstanding in the case of a partial prepayment, at 100% of the aggregate principal amount so prepaid together with interest accrued thereon to the date of such prepayment and the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount; provided, that at any time on or after (a) May 20, 2036 with respect to the Series A Notes, (b) February 20, 2056 with respect to the Series B Notes and (c) July 22, 2036 with respect to the Series C Notes, the Company may, at its option, upon notice as provided below, prepay all or any part of the applicable series of Notes at 100% of the aggregate principal amount so prepaid together with interest accrued thereon to the date of such prepayment.  Notwithstanding the foregoing, the Company may not prepay either series of the Notes pursuant to this Section 8.3 if a Default or Event of Default shall exist or would result from such optional prepayment unless, all Notes at the time outstanding are prepaid on a pro rata basis.  The Company will give each holder of Notes of any series to be prepaid written notice of each optional prepayment under this Section 8.3 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of any series to be prepaid pursuant to this section a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount, if any, as of the specified prepayment date.

Section 8.4         Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes of any series pursuant to Section 8.2 or Section 8.3 hereof, the principal amount of the Notes of any series to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as reasonably practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.  All partial prepayments or purchases made pursuant to Section 8.6(b), Section 8.8 or Section 8.9 shall be applied only to the Notes of the holders who have elected to participate in such prepayment or purchase.

Section 8.5          Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6         Purchase of Notes.  The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any series except (a) upon the payment or prepayment of the Notes of such series in accordance with the terms of this Agreement and such Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes of such series at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder of the Notes of the series being offered for purchase with sufficient information to enable it to make an informed decision with respect to such offer and shall remain open for at least 15 Business Days.  If the holders of more than 50% of the principal amount of the Notes of any series being offered to be purchased then outstanding accept such offer, the Company shall promptly notify the remaining holders of the Notes of such series of such fact and the expiration date for the acceptance by holders of Notes of such series of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.  Notwithstanding the foregoing, neither the Company nor any Affiliate may offer to purchase either series of the Notes if a Default or Event of Default shall exist or would result therefrom unless such Person shall offer to purchase all outstanding Notes on a pro rata basis upon the same terms and conditions but taking into account the different maturity dates and interest rates for each series of the Notes.

Section 8.7        Make-Whole Amount for Notes.  The term “Make-Whole Amount” shall mean, with respect to any Note of a series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the ask-side yield(s) reported as of 10:00 a.m. (New York, New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1”  (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” shall mean, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal and if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.3 or Section 12.1.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.8          Offer to Prepay upon Asset Disposition.

(a)          Notice and Offer.  In the event of a Transfer where the Company has elected to apply all or a portion of the Net Proceeds Amount of such Transfer as a Debt Prepayment Application pursuant to Section 10.5(b), the Company shall, no later than the 305th day following the date of such Transfer, give written notice of such event (an “Asset Disposition Prepayment Event”) to each holder of Notes.  Such notice shall contain, and shall constitute, an irrevocable offer to prepay a Ratable Portion of the Notes held by such holder on the date (which shall be a Business Day) specified in such notice (the “Asset Disposition Prepayment Date”) which date shall be not less than 30 days and not more than 60 days after such notice.

(b)          Acceptance and Payment.  A holder of Notes may accept or reject the offer to prepay pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company at least 10 days prior to the Asset Disposition Prepayment Date.  A failure by a holder of the Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.  If so accepted, such offered prepayment in respect of the Ratable Portion of the Notes of each holder that has accepted such offer shall be due and payable on the Asset Disposition Prepayment Date.  Such offered prepayment shall be made at 100% of the aggregate Ratable Portion of the Notes of each holder that has accepted such offer, together with interest on that portion of the Notes then being prepaid accrued to the Asset Disposition Prepayment Date, but without any Make-Whole Amount.  If any holder of a Note rejects or is deemed to have rejected such offer of prepayment, the Company may use the Ratable Portion for such Note for general corporate purposes.

(c)          Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying: (1) the Asset Disposition Prepayment Date; (2) that such offer is being made pursuant to this Section 8.8 and that the failure by a holder to respond to such offer by the deadline established in Section 8.8(b) shall result in such offer to such holder being deemed rejected; (3) the Ratable Portion of each such Note offered to be prepaid; (4) the interest that would be due on the Ratable Portion of each such Note offered to be prepaid, accrued to the Asset Disposition Prepayment Date; (5) that the conditions of this Section 8.8 have been satisfied and (6) in reasonable detail, a description of the nature and date of the Asset Disposition Prepayment Event giving rise to such offer of prepayment.

Section 8.9           Offer to Prepay in the Event of a Change of Control.

(a)          Notice of Change of Control.  The Company will, at least 30 days prior to any Change of Control, give written notice of such Change of Control to each holder of the Notes.  Such notice shall contain and constitute an offer to prepay the Notes as described in Section 8.9(c) and shall be accompanied by the certificate described in Section 8.9(f).

(b)         Notice of Acceptance of Offer under Section 8.9(a).  If the Company shall at any time receive an acceptance to an offer to prepay Notes under Section 8.9(a) from some, but not all, of the holders of the Notes, then the Company will, within two Business Days after the receipt of such acceptance, give written notice of such acceptance to each other holder of the Notes.

(c)          Offer to Prepay Notes.  The offer to prepay Notes contemplated by Section 8.9(a) shall be an offer to prepay, in accordance with and subject to this Section 8.9, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) at the time of the occurrence of the Change of Control.

(d)        Rejection; Acceptance.  A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.9 by causing a notice of such acceptance or rejection to be delivered to the Company prior to the prepayment date.  A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.9(d) shall be deemed to constitute an acceptance of such offer by such holder.

(e)          Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.9 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without any Make-Whole Amount.  The prepayment shall be made at the time of occurrence of a Change of Control.

(f)        Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.9 shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying (i) the proposed prepayment date (which shall be the date of the Change of Control), (ii) that such offer is made pursuant to this Section 8.9, (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the prepayment date, (v) that the conditions of this Section 8.9 have been fulfilled, and (vi) in reasonable detail, the nature and anticipated date of the Change of Control.

Section 9.           Affirmative Covenants.

From the Execution Date and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1        Compliance with Laws.  Without limiting Section 10.13, the Company will comply with all laws, ordinances or governmental rules or regulations to which the Company is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 9.2        Insurance.  The Company will maintain, with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and in the same industry and similarly situated.

Section 9.3        Maintenance of Properties.  The Company will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 9.4        Payment of Taxes and Claims.  The Company will file all income tax or similar tax returns required to be filed in any jurisdiction and pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by the Company, to the extent the same have become due and payable and before they have become delinquent, provided that the Company need not pay any such tax, assessment, governmental charge or levy if (1) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (2) the nonpayment of all such taxes, assessments, governmental charges and levies would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 9.5          Corporate Existence, Etc.  Subject to Section 10.6, the Company will at all times preserve and keep in full force and effect its corporate existence.  Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect all rights and franchises of the Company unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such right or franchise would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 9.6        Regulated Nature.  The Company will at all times be and remain a Person that is subject under law to regulation by a public utility commission or other governmental regulatory body with oversight responsibilities for utilities.

Section 9.7          Evidence of Recorded Supplemental Indentures.  As soon as commercially practicable and without limiting Section 4.12(c), the Company will seek to obtain evidence of recorded copies of the applicable Supplemental Indenture, and the Company shall cause satisfactory evidence thereof to be promptly furnished to each holder of applicable Notes and special counsel to the holders of such Notes.

Section 10.         Negative Covenants.

From the Execution Date and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1         [Reserved].

Section 10.2      Liens.  The Company will not directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(a)         Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(b)          statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

(c)          Liens (other than any Lien imposed by section 430 of the Code or section 4068 of ERISA or any successor thereto) incurred or deposits made in the ordinary course of business (1) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (2) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts, and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

(d)        subject to Section 11(k), any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

(e)        leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances or minor survey exceptions, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

(f)           [Reserved];

(g)         Liens existing on the Execution Date and described on Schedule 5.15 hereto (other than Liens on “Excepted Property” of the Company as defined in the Mortgage Indenture as in effect on the Execution Date);

(h)          [Reserved];

(i)          any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company after the Execution Date, provided that:

(1)          any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon);

(2)          the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (i) the cost to the Company of the property (or improvement thereon) so acquired or constructed and (ii) the Fair Market Value (as determined in good faith by one or more officers of the Company to whom authority to enter into the subject transaction has been delegated by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction; and

(3)          any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property;

(j)          any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company, or any Lien existing on any property acquired by the Company at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such acquisition of property, and (2) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien (i) other property which is an improvement to or is acquired for specific use in connection with such acquired property or (ii) other property that does not constitute property or assets of the Company;

(k)          Liens on assets of the Company (other than Liens on “Excepted Property” as defined in the Mortgage Indenture as in effect on the date of the Closing) which Liens secure Debt outstanding as of the date of the Closing under the Mortgage Indenture and any additional Debt that is issued in accordance with Article Two of the Mortgage Indenture (as in effect on the date of the Closing); provided that such additional Debt shall not contain covenants, defaults and other terms and conditions more restrictive than or in addition to those contained in this Agreement;

(l)          any Lien renewing, extending or refunding any Lien permitted by paragraphs (g), (i), (j) or (k) of this Section 10.2, provided that (1) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (2) such Lien is not extended to any other property and (3) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

(m)         other Liens not otherwise permitted by paragraphs (a) through (l), inclusive, of this Section 10.2 securing Debt.

Section 10.3        Restricted Payments.  (a) The Company will not declare or make or incur any liability to declare or make any Restricted Payment unless immediately after giving effect to such action no Default or Event of Default would exist.

(b)          The Company will not declare a Restricted Payment that is not payable within 60 days of such declaration.

Section 10.4          [Reserved].

Section 10.5          Sale of Assets, Etc.  (a) Except as permitted under Section 10.6, the Company will not make any Asset Disposition unless:

(1)          in the good faith opinion of the Company, the Asset Disposition is in the best interest of the Company;

(2)          immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

(3)          immediately after giving effect to the Asset Disposition the Disposition Value of all property that was the subject of any Asset Disposition occurring in the immediately preceding 12 consecutive month period would not exceed 10% of Tangible Assets as of the end of the then most recently ended fiscal year of the Company.

(b)          If the Net Proceeds Amount for any Transfer is, within 365 days after such Transfer, (1) applied to a Debt Prepayment Application, (2) applied to or would otherwise constitute a Property Reinvestment Application or (3) applied to any combination of the foregoing clauses (1) and (2), then such Transfer, only for the purpose of determining compliance with subsection (3) of Section 10.5(a) as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

Section 10.6         Merger, Consolidation, Etc. The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of all or substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

(a)          the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the “Successor Corporation”), shall be a solvent Person organized and existing under the laws of the United States or any State thereof (including the District of Columbia);

(b)          if the Company is not the Successor Corporation, (1) such Person shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and the Mortgage Indenture (including the Supplemental Indentures), the First Mortgage Bond Documents to which it is a party and the First Mortgage Bonds (pursuant to such agreements or instruments as shall be reasonably satisfactory to the Required Holders), and (2) such Person shall have caused to be delivered to each Purchaser and each holder of the Notes an opinion of inside counsel to the Company, Troutman Pepper Locke LLP or another nationally recognized counsel, or other counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof (subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) and subject to such other customary qualifications and exceptions for legal opinions of this type or as may be reasonably acceptable to the Required Holders); and

(c)          immediately after giving effect to such transaction, no Default or Event of Default would exist.

No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation that shall theretofore have become such in the manner prescribed in this Section 10.6 from its liability under this Agreement or the Notes or the Mortgage Indenture (including the Supplemental Indentures), the First Mortgage Bond Documents to which it is a party or the First Mortgage Bonds.

Section 10.7         [Reserved].

Section 10.8        Limitations on Subsidiaries, Partnerships and Joint Ventures.  The Company will not own or create directly or indirectly any Subsidiaries without the prior written consent of the Required Holders.  Without limiting the foregoing sentence, the Company shall not become or agree to become (a) a general or limited partner in any general or limited partnership, except that the Company may be a limited partner in a Permitted Related Business Opportunity, (b) a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Company may be a member or manager of, or hold limited liability company interests in a Permitted Related Business Opportunity or (c) a joint venturer or hold a joint venture interest in any joint venture, except that the Company may become a joint venturer in or hold a joint venture interest in any joint venture that is a Permitted Related Business Opportunity.

Section 10.9       Limitation on Certain Leases.  The Company will not engage in any off-balance sheet transaction (i.e., the liabilities in respect of which do not appear on the liability side of the balance sheet, with such balance sheet prepared in accordance with GAAP) providing the functional equivalent of borrowed money (including asset securitizations, sale/leasebacks or Synthetic Leases (other than any sale/leaseback transaction or Synthetic Lease entered into, in either case, with respect to meter assets and which transaction is otherwise permitted by this Agreement)) with liabilities in excess, in the aggregate for the Company as of any date of determination, of 5% of the Tangible Assets.

For purposes of this Section 10.9, the amount of any lease which is not a Capital Lease is the aggregate amount of minimum lease payments due pursuant to such lease for any non-cancelable portion of its term.

Section 10.10       Nature of Business.  The Company will not engage in any business if, as a result, the general nature of the business in which the Company would then be engaged would be substantially and materially changed from the general nature of the business in which the Company is engaged on the Execution Date.

Section 10.11      Transactions with Affiliates.  Except in the case of a Permitted Related Business Opportunity, the Company will not enter into, directly or indirectly, any Material transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of the Company’s business and upon fair and reasonable terms no less favorable to the Company than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.12       [Reserved].

Section 10.13      Economic Sanctions, Etc.  The Company will not, and will not permit any Controlled Entity to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 11.          Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)          the Company defaults in the payment of any principal or Make-Whole Amount on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)          the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)          the Company defaults in the performance of or compliance with any term contained in Section 9.6, Section 10.2 through Section 10.9, inclusive, or Section 10.13; or

(d)          the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e)          any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in the Mortgage Indenture (including the Supplemental Indentures) or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)          (1) the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $30,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto or (2) the Company is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $30,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (i) the Company has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $30,000,000 (or its equivalent in the relevant currency of payment) or (ii) one or more Persons have the right to require the Company to purchase or repay such Debt; or

(g)          an “Event of Default” under the Mortgage Indenture shall have occurred and be continuing; provided, however, that anything in this Agreement to the contrary notwithstanding, the waiver or cure of such default under the Mortgage Indenture and the rescission and annulment of the consequences thereof under the Mortgage Indenture shall constitute a waiver of the corresponding Event of Default hereunder and a rescission and annulment of the consequences thereof hereunder; or

(h)          the Company is in default under the terms of any agreement involving any off-balance sheet transaction (including any asset securitization, sale/leaseback transaction or Synthetic Lease) with obligations in the aggregate thereunder for which the Company may be obligated in an amount in excess of $30,000,000 (or its equivalent in the relevant currency of payment), and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto) any obligation when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any obligation or the termination of such agreement; or

(i)          the Company (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated or (6) takes corporate action for the purpose of any of the foregoing; or

(j)          a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days; or

(k)          a final judgment or judgments for the payment of money aggregating in excess of $30,000,000 (or its equivalent in the relevant currency of payment) (exclusive of amounts fully covered by valid and collectible insurance in respect thereof subject to customary deductibles) are rendered against one or more of the Company and which judgments are not, within 45 days after entry thereof (or such shorter period as judgment creditors are stayed pursuant to applicable law from executing on such judgment or judgments), bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay (or such shorter period as judgment creditors are stayed pursuant to applicable law from executing on such judgment or judgments); or

(l)          if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan on other than a standard basis shall have been filed with the PBGC by the Company or any ERISA Affiliate or the PBGC shall have notified the Company or any ERISA Affiliate of the institution of proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or that a Plan is the subject of any such proceedings, (3) the present value of the aggregate “amount of unfunded benefit liabilities” within the meaning of section 4001(a)(18) of ERISA under all Plans (determined in accordance with Title IV of ERISA as of the end of the most recent Plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation), shall exceed the aggregate actuarial value of their assets by more than $25,000,000, (4) the Company or any ERISA Affiliate shall have incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans with respect to any Plan, other than for claims for benefits and funding obligations in the ordinary course, (5) the Company or any ERISA Affiliate incurs withdrawal liability with respect to any Multiemployer Plan or (6) the Company or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any ERISA Affiliate thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12.          Remedies on Default, Etc.

Section 12.1         Acceleration.  (a) If an Event of Default with respect to the Company described in paragraph (i) or (j) of Section 11 (other than an Event of Default described in clause (1) of paragraph (i) or described in clause (6) of paragraph (i) by virtue of the fact that such clause encompasses clause (1) of paragraph (i)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)          If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)          If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (1) all accrued and unpaid interest thereon and (2) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law) shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of the Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2       Other Remedies.  (a) If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

(b)        If any Event of Default has occurred and is continuing and the Notes then outstanding have become due and payable pursuant to Section 12.1, the holders of the Notes may immediately proceed to exercise their rights pursuant to Sections 10.79 and 10.81 of the Mortgage Indenture (added by section 3.1 and section 5.1, respectively, of the First Closing Supplemental Indenture) and Section 10.83 of the Mortgage Indenture (added by section 3.1 of the Second Closing Supplemental Indenture), as the case may be, to require the redemption of the First Mortgage Bonds and, upon any failure of the Company to so redeem the First Mortgage Bonds, to exercise all rights as beneficial owners of the First Mortgage Bonds under the Mortgage Indenture.

Section 12.3        Rescission.  At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17 and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4        No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13.          Registration; Exchange; Substitution of Notes.

Section 13.1      Registration of Notes.  The Company shall cause its transfer agent to keep at its principal executive office designated pursuant to Section 13.2 a register for the registration and registration of transfers of Notes (the “Notes Register”).  The name, address and holdings of each holder of one or more Notes, each transfer thereof and the name, address and holdings of each transferee of one or more Notes shall be registered in the Notes Register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such Notes Register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names, addresses and holdings of all registered holders and beneficial owners of Notes, as recorded in the Notes Register.

Section 13.2     Transfer and Exchange of Notes.  Upon surrender of any Note at the corporate trust office of the Company’s transfer agent, U.S. Bank Trust Company, National Association by mail at U.S. Bank Global Corporate Trust Services, Attention: Transfers — EP-MN-WS2N, 60 Livingston Avenue, St. Paul, Minnesota 55107-2292 or by hand at U.S. Bank Global Corporate Trust Services, Attention: Transfers, 1st Floor, 60 Livingston Avenue, St. Paul, Minnesota 55107-2292, or at such other addresses as may be provided in writing to the holders of the Notes, for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a), Exhibit 1(b) or Exhibit 1(c), as applicable.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3       Replacement of Notes.  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note of any series (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)          in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)          in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.          Payments on Notes.

Section 14.1         Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of U.S. Bank Trust Company, National Association in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2      Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note of any series, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by any Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

Section 14.3       FATCA Information.  By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness, upon the reasonable request of the Company, duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder.  Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

Section 15.          Expenses, Etc.

Section 15.1        Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay the reasonable out-of-pocket costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related thereto, with the SVO (which costs and expenses shall not exceed $5,000 without the prior written consent of the Company), and all out-of-pocket costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchasers or any other holder of a Note in connection with the transactions contemplated hereby and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Mortgage Indenture (including the Supplemental Indentures) and the First Mortgage Bonds (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the out-of-pocket costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Mortgage Indenture (including the Supplemental Indentures) and the First Mortgage Bonds, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Mortgage Indenture (including the Supplemental Indentures) and the First Mortgage Bonds, or by reason of being a holder of any Note and (b) the out-of-pocket costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes, by the Mortgage Indenture (including the Supplemental Indentures) or by the First Mortgage Bonds.  If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save the Purchasers and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by such Person), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

Section 15.2         Certain Taxes.  The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3       Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 16.         Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.         Amendment and Waiver.

Section 17.1         Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser or holder of a Note unless consented to by such Purchaser or holder in writing and (b) no such amendment or waiver may, without the written consent of each Purchaser or the holder of each Note at the time outstanding affected thereby, (1) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4 or (3) amend any of Sections 8, 11(a), 11(b), 12, 17, 20 or 23.

Section 17.2         Solicitation of Purchasers and Holders of Notes.

(a)          Solicitation.  The Company will provide each Purchaser and holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Purchaser and holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)         Payment.  The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide any other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and holder of Notes then outstanding even if such Purchaser or holder did not consent to such waiver or amendment.

(c)         Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 17 by a Purchaser or holder of a Note that has transferred a portion or has agreed to transfer all or a portion of its Notes to (i) the Company, (ii) any Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates and, in each case, has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Purchaser or holder.

Section 17.3         Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any Purchaser or holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Purchaser or holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4         Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of all or the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of all or a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.         Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by registered or certified mail with return receipt requested or express or priority mail with online tracking service available (postage prepaid), (b) by fax if the recipient has provided a fax number in its notice details (provided that a copy of such sent fax is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message that such fax could not be delivered to its recipient), (c) by a nationally recognized commercial delivery service (charges prepaid) or (d) by e-mail if the recipient has provided an e-mail address in its notice details (provided that a copy of such sent e-mail is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to its recipient).  Any such notice must be sent:

(1)        if to any Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,

(2)         if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(3)        if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer of the Company, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.         Reproduction of Documents.

This Agreement or the Mortgage Indenture (including the Supplemental Indentures), as the case may be, and all documents relating hereto and thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers on the Execution Date or the holders of Notes at a Closing (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or holder of the Notes, may be reproduced by such Purchaser or such holder by any photographic, photostatic, microfilm, microcard, miniature photographic, electronic, digital or other similar process and such Purchaser or such holder may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Purchaser or holder of the Notes in the regular course of business) and any enlargement, electronic copy, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other Purchaser or holder of a Note from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.         Confidential Information.

For the purposes of this Section 20, “Confidential Information” shall mean information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure (provided, however, that to such Purchaser’s actual knowledge, the source of such information was not, at the time of disclosure to such Purchaser, bound by a confidentiality agreement with the Company relating to such information), (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company (provided, however, that to such Purchaser’s actual knowledge, the source of such information was not, at the time of disclosure to such Purchaser, bound by a confidentiality agreement with the Company relating to such information) or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its affiliates and its affiliates’ respective directors, officers, employees (legal or contractual), agents, partners, attorneys, trustees, limited partners and investors (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes and such individuals are bound by the terms of this Section 20 or agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20 or portfolio management), (ii) its auditors, financial advisors, investment managers, investment advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) if the holder of a Note is a trust or fund, to the beneficiaries or beneficial owners of such trust or fund, (v) any Institutional Investor to which it transfers or pledges or offers to transfer or pledge such Note or any part thereof or any participation therein and any beneficiary, agent, custodian or trustee in connection therewith (if such Person has agreed prior to its receipt of such Confidential Information to hold the information confidential substantially in accordance with this Section 20) and, in each case, any such Person shall have the same rights and obligations with respect to such Confidential Information as the Purchasers have under this Section 20, (vi) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vii) any federal, state or other regulatory authority having jurisdiction over such Purchaser, any recipient of Confidential Information under this Section 20, or in each case, its portfolio or any transactions relating thereto, (viii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency in connection with issuing a rating of the Notes or that requires access to information about such Purchaser’s investment portfolio, or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation, arbitration or dispute resolution process to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes or this Agreement (provided with respect to subclauses (i) (except where required disclosure of the purchase of the Notes is to be made to any supervisory or regulatory body during the normal course of its exercise of its regulatory or supervisory function over such Purchaser and consistent with such Purchaser’s usual practice), (ii) and (iii) that, to the extent not prohibited by applicable law, rule, regulation or order, such Purchaser shall use commercially reasonable efforts to notify the Company of such pending disclosure so that the Company may seek a protective order or to pursue such further legal action as may be necessary to preserve the privileged nature and confidentiality of the Confidential Information).  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21.          Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser.  In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes of a series then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes of the applicable series under this Agreement.

Section 22.          Miscellaneous.

Section 22.1       Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.5, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder of a Note.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2      Submission to Jurisdiction; Waiver of Jury Trial.  (a) The Company hereby irrevocably submits to the non-exclusive jurisdiction of any State of New York court or any Federal court located in New York County, New York, New York for the adjudication of any matter arising out of or relating to this Agreement, and consents to the service of all writs, process and summonses by registered or certified priority or express mail (or any substantially similar form of mail) with online tracking service available, postage prepaid, return receipt or delivery confirmation requested, out of any such court or by service of process on the Company or delivering a copy thereof in the manner for delivery of notices pursuant to Section 18 hereof and hereby waives any requirement to have an agent for service of process in the State of New York.  Nothing contained herein shall affect the right of any holder of the Notes to serve legal process in any other manner or to bring any proceeding hereunder in any jurisdiction where the Company may be amenable to suit.  The Company hereby irrevocably waives any objection to any suit, action or proceeding in any New York court or Federal court located in New York County, New York, New York on the grounds of venue and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)          THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.3       Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.4         Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP; provided, that, if the Company notifies the holders of Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Execution Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (or if the Required Holders notify the Company that the Required Holders request an amendment to any provision hereof for such purposes), then (i) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) the Company shall provide to the holders financial statements and other documents required by this Agreement or requested by any holder setting forth reconciliations between the computations relating to the compliance with the provisions hereof and financial statements provided hereunder made before and after giving effect to such changes in GAAP or the application thereof.  For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Debt”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 — Fair Value Option, International Accounting Standard 39 — Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.5      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.6      Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.7        Counterparts; Electronic Contracting.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  The parties agree to electronic contracting and signatures with respect to this Agreement and any other agreement or instrument hereunder (other than the Notes).  Delivery of an electronic signature to, or a signed copy of, this Agreement and any other agreement or instrument hereunder (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes.  Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to any agreement or instrument hereunder, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

Section 22.8        Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 23.         Appointment and Direction of Collateral Agent.

Section 23.1        Appointment and Authority; Direction.  Each holder of the Notes, by its acceptance thereof, designates and appoints U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association to act as Collateral Agent for it under this Agreement, and authorizes U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as the Collateral Agent acting on behalf of and for such holder’s benefit, to (a) accept delivery of the First Mortgage Bonds, issued in the name of the Collateral Agent, and to hold the First Mortgage Bonds for the benefit of the holders of the Notes in accordance with this Agreement in a collateral account established by the Collateral Agent, (b) execute and deliver the Collateral Agent Acceptance in connection with the Closing (the “First Mortgage Bond Documents”) and (c) enter into each and all other instruments relating to the security for the Notes and to take such action under the provisions of this Agreement, the Mortgage Indenture and all other instruments relating hereto and thereto, and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms hereof and thereof.

Section 23.2       Limited Agency.  Notwithstanding any provision to the contrary set forth elsewhere in this Agreement or any document related hereto, the Collateral Agent shall not have any duties or responsibilities in its capacity as Collateral Agent except those expressly set forth herein or therein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the First Mortgage Bond Documents or otherwise exist against the Collateral Agent.

Section 23.3       Delegation of Duties.  The Collateral Agent may exercise its powers and execute any of its duties under this Agreement and the First Mortgage Bond Documents by or through employees, agents or attorneys-in-fact and shall be entitled to take and to rely on advice of counsel concerning all matters pertaining to such powers and duties.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.  The Collateral Agent may utilize the services of such Persons as the Collateral Agent in its sole discretion may determine, and all reasonable fees and expenses of such Persons shall be borne by the Company.

Section 23.4       Exculpatory Provisions.  (a) The Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (1) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the First Mortgage Bond Documents (except for its or such Person’s personal liability for its own or such Person’s own gross negligence or willful misconduct) or (2) responsible in any manner to any of the holders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained herein or in any First Mortgage Bond Document or in any certificate, report, statement or other document referred to or provided for in, or received by, the Collateral Agent under or in connection with this Agreement or any First Mortgage Bond Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the First Mortgage Bond Documents or for any failure of the Company to perform its obligations thereunder.  The Collateral Agent shall not be under any obligation to the holders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the First Mortgage Bond Documents.

(b)       The Collateral Agent shall be deemed to have exercised reasonable care in the custody of any First Mortgage Bonds in its possession if the First Mortgage Bonds are accorded treatment substantially equal to that which it accords its own property.

(c)        The Collateral Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the rights or powers conferred upon it by this Agreement.

(d)        In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit).

Section 23.5       Reliance by Collateral Agent.  The Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or facsimile message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Collateral Agent.  The Collateral Agent shall be fully justified in failing or refusing to take action under this Agreement or the First Mortgage Bond Documents unless it shall first receive such advice or concurrence of the Required Holders and it shall first be indemnified to its reasonable satisfaction by the holders against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or refraining from taking any such action.  The Collateral Agent, in all cases, shall be fully protected in acting, or in refraining from acting, under this Agreement and the First Mortgage Bond Documents if such acting or refraining from acting is in accordance with the provisions hereof, and any action taken or failure to act pursuant hereto shall be binding upon all the holders.

Section 23.6        Indemnification.  Each holder severally agrees to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Company (and without limiting the Company’s obligation to do so) within 45 days after the Collateral Agent’s written request therefor), ratably according to its respective share of the outstanding principal amount of the Notes held thereby, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of actions or omissions of the Collateral Agent specifically required or permitted by this Agreement or by written instructions of the Required Holders, delivered pursuant thereto, provided that no holder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Collateral Agent’s own gross negligence or willful misconduct.  The agreements in this Section 23.6 shall survive the payment of the Notes.

Section 23.7      Duties; Obligations.  The only duties and obligations which the Collateral Agent shall have are those set forth in this Agreement and in the First Mortgage Bond Documents.

Section 23.8       Requesting Instructions.  The Collateral Agent may at any time request directions in writing from the holders as to any course of action or other matter relating to the performance of its duties under this Agreement and the First Mortgage Bond Documents and the holders shall promptly comply with such request.  Directions given to the Collateral Agent by the Required Holders shall be binding on each of the holders.

Section 23.9      Administrative Actions.  The Collateral Agent shall have the right to take such actions, or omit to take such actions, hereunder and under the First Mortgage Bond Documents not inconsistent with the written instructions of the requisite holders or the terms of the First Mortgage Bond Documents and this Agreement, including without limitation actions the Collateral Agent deems necessary or appropriate to perfect or continue the perfection of the Liens on the First Mortgage Bonds for the benefit of the holders or to protect the First Mortgage Bonds.  Except as provided above and as otherwise provided pursuant to applicable law, the Collateral Agent shall have no duty as to the collection or protection of the First Mortgage Bonds or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of rights pertaining to the First Mortgage Bonds beyond the safe custody of any First Mortgage Bonds in the Collateral Agent’s possession.

Section 23.10       Exercise of Remedies.  Except as otherwise provided in Section 23.9, the Collateral Agent shall only be authorized to take such actions under the First Mortgage Bond Documents and to enforce or prepare to enforce the remedies available under such First Mortgage Bond Documents as are approved in a written notice by the Required Holders; provided, however, that no notice to release First Mortgage Bonds shall be effective unless signed by all of the holders.  In furtherance of the foregoing, the Collateral Agent agrees to make such demands and give such notices under the First Mortgage Bond Documents as may be requested by, and to take such action to enforce the First Mortgage Bond Documents and to foreclose upon, collect and dispose of the First Mortgage Bonds or any portion thereof as may be directed by the Required Holders; provided, however, that the Collateral Agent shall not be required to take any action that is in its opinion contrary to law or the terms of this Agreement or the First Mortgage Bond Documents and the Collateral Agent shall not be required to take any action unless indemnified in accordance with the provisions of Section 23.6 hereof.

Section 23.11       Sharing and Application of Proceeds.  The holders agree all amounts owing with respect to the Notes shall be secured pro rata by the Collateral Agent without distinction.  Upon any realization upon the First Mortgage Bonds by the Collateral Agent, the holders agree that the proceeds thereof shall be applied (i) first, to the payment of expenses incurred by and amounts owed to the Collateral Agent with respect to maintenance and protection of the First Mortgage Bonds and of expenses incurred with respect to the sale of or realization upon any of the First Mortgage Bonds or the perfection, enforcement or protection of the rights of the holders (including reasonable attorneys’ fees and expenses of every kind); (ii) second, equally and ratably to the payment of all amounts of interest on the Notes, according to the aggregate amounts thereof owing to each holder; (iii) third, equally and ratably to the payment of all amounts of principal on the Notes according to the aggregate amounts thereof owing to each holder; (iv) fourth, equally and ratably to the payment of all Make-Whole Amounts according to the aggregate amounts thereof owing to each holder; (v) fifth, equally and ratably to the payment of other amounts then due to the holders under this Agreement (including but not limited to all fees and expenses) with amounts prorated, if necessary, based on the aggregate amounts thereof then owing to each holder, and (vi) sixth, the balance, if any, shall be returned to the Company.

Section 23.12       Resignation or Termination of Collateral Agent.  The Collateral Agent may resign as Collateral Agent upon not less than 60 days’ written notice to each of the holders (with a copy to the Company), such resignation to take effect upon the acceptance by a successor Collateral Agent of its appointment as the Collateral Agent hereunder.  In addition, the Required Holders may remove the Collateral Agent, with or without cause, each at any time by giving written notice thereof to the Collateral Agent, such resignation to take effect upon the acceptance by a successor Collateral Agent of its appointment as the Collateral Agent hereunder.  Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Collateral Agent which meets the eligibility requirements of Section 23.14.  If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment in writing within 60 days after the retiring Collateral Agent’s giving of notice of resignation or its removal, then any holder or the retiring Collateral Agent (unless the Collateral Agent is being removed), on behalf of the holders, may petition at the expense of the Company a court of competent jurisdiction for the appointment of a successor Collateral Agent.  Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in Section 23.14.  The holders of the Notes hereby consent to such petition and appointment so long as such criteria are met.  Upon acceptance of appointment as Collateral Agent, such successor shall thereupon and forthwith succeed to and become vested with all the rights, powers and privileges, immunities and duties of the retiring Collateral Agent, and the retiring Collateral Agent, upon the signing, transferring and setting over to such successor Collateral Agent all rights, moneys and other collateral held by it in its capacity as Collateral Agent, shall be discharged from its duties and obligations hereunder.  After any retiring Collateral Agent’s resignation or removal as Collateral Agent, the provisions of this Section 23, shall inure to its benefit as to any actions taken or omitted to be taken by it while it acted as Collateral Agent.

Section 23.13       Succession of Successor Collateral Agent.  Any successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to the holders and the predecessor Collateral Agent an instrument accepting such appointment, and thereupon such successor Collateral Agent, without any further act, deed, conveyance or transfer, shall become vested with the title to the First Mortgage Bonds, and with all the rights, powers, duties and obligations of the predecessor Collateral Agent in the First Mortgage Bonds and the First Mortgage Bond Documents, with like effect as if originally named as Collateral Agent herein.

Upon the request of any such successor Collateral Agent, however, the holders and the predecessor Collateral Agent shall promptly execute and deliver such instruments of conveyance and further assurance reflecting terms consistent with the terms of this Agreement and the First Mortgage Bond Documents then in effect and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Collateral Agent its interest in the First Mortgage Bonds and all such rights, powers, duties and obligations of the predecessor Collateral Agent hereunder, and the predecessor Collateral Agent shall also promptly assign and deliver to the successor Collateral Agent any First Mortgage Bonds which may then be in its possession.  The Company, to the extent requested by any holder of the Notes or the Collateral Agent shall procure any and all documents, conveyances or instruments and execute the same, to the extent required, in order to reflect the transfer to the successor Collateral Agent.

Section 23.14      Eligibility of Collateral Agent.  Any successor Collateral Agent shall be (a) a state or national bank or trust company in good standing, organized under the laws of the United States of America or of any state, having capital, surplus and undivided profits aggregating at least $500,000,000 and subject to supervision or examination by a Federal or state banking authority and (b) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent, if there be such a bank or trust company willing and able to accept the duties hereunder upon reasonable and customary terms.

Section 23.15      Successor Collateral Agent by Merger.  Any corporation into which the Collateral Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, or any state or national bank or trust company in any manner succeeding to the corporate trust business of the Collateral Agent as a whole or substantially as a whole, if eligible as provided in Section 23.14, shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary contained herein notwithstanding.

Section 23.16       Compensation and Reimbursement of Collateral Agent.  The Company agrees:

(a)          to pay to the Collateral Agent all of its out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the First Mortgage Bond Documents and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of its special counsel;

(b)          to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder;

(c)         to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall have been caused by its own gross negligence or willful misconduct; and

(d)         to indemnify the Collateral Agent for, and to hold it harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs or disbursements of any kind whatsoever imposed on, incurred by or asserted against the Collateral Agent without gross negligence or willful misconduct on its part, at any time (including without limitation, at any time following the payment of the Notes), arising out of or in connection with this Agreement or any First Mortgage Bond Document or any action taken or omitted by it thereunder or in connection therewith, including, but not limited to, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, and any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or disbursements of any kind whatsoever or claims arising out of its possession or control, of the First Mortgage Bonds.

Notwithstanding any other provision of this Agreement or the First Mortgage Bond Documents, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Company or, to the extent it is not satisfactorily indemnified by the Company, the holders of the Notes against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

Section 23.17       Self Dealing.  In the event that a holder serves as the Collateral Agent, such holder acting in its capacity as such shall have the same rights and powers under this Agreement and the Notes as any other holder and may exercise or refrain from exercising the same as though it were not the Collateral Agent.  Without limiting the generality of the foregoing, the Collateral Agent or any holding company, trust company or corporation in or with which the Collateral Agent or the Collateral Agent’s stockholders may be interested or affiliated, or any officer or director of the Collateral Agent, or of any other such entity, or any agent appointed by the Collateral Agent, may have commercial relations or otherwise deal with any of the holders, or with any other corporation having relations with any of the holders, and with any other entity, whether or not affiliated with the Collateral Agent.

Section 23.18       Third Party Beneficiary.  The Collateral Agent is hereby deemed a third party beneficiary of Section 23 of this Agreement.

The execution hereof by the Purchasers shall constitute a contract between the Company and the Purchasers for the uses and purposes and on the terms hereinabove set forth.

Very truly yours,

New Jersey Natural Gas Company

By:	/s/ Daniel Sergott
Name: Daniel Sergott
Title: Treasurer

[Signature Page to Note Purchase Agreement]

The foregoing is hereby agreed to as of the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

	By:	Northwestern Mutual Investment Management Company, LLC, its investment adviser

By:	/s/ Kevin Shanley
Name: Kevin Shanley
Title: Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT

By:	Northwestern Mutual Investment Management Company, LLC, its investment adviser

By:	/s/ Kevin Shanley
Name: Kevin Shanley
Title: Managing Director

[Signature Page to Note Purchase Agreement]

The foregoing is hereby agreed to as of the date hereof.

State Farm Life Insurance Company

	By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

	By:	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

State Farm Life and Accident Assurance Company

	By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

	By:	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

State Farm Mutual Automobile Insurance Company

	By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

	By:	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

[Signature Page to Note Purchase Agreement]

State Farm Fire and Casualty Company

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

By:	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

State Farm Insurance Companies Employee Retirement Trust

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

By:	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

[Signature Page to Note Purchase Agreement]

The foregoing is hereby agreed to as of the date hereof.

American General Life Insurance Company

	By:	Corebridge Institutional Investment (U.S.), LLC, as Investment Adviser

By:	/s/ David Etlinger
Name: David Etlinger
Title: Senior Vice President

[Signature Page to Note Purchase Agreement]

The foregoing is hereby agreed to as of the date hereof.

MetLife Insurance Co. of Korea, Ltd.

	By:	MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ Shaun Oliver
Name: Shaun Oliver
Title: Authorized Signatory

Metropolitan Tower Life Insurance Company

By:	MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ Shaun Oliver
Name: Shaun Oliver
Title: Authorized Signatory

MetLife Reinsurance Company of Hamilton, Ltd.

By:	MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ Shaun Oliver
Name: Shaun Oliver
Title: Authorized Signatory

[Signature Page to Note Purchase Agreement]

The foregoing is hereby agreed to as of the date hereof.

Life Insurance Company of the Southwest

	By:	/s/ Chris Hume
Name: Chris Hume
Title: Executive Director, Private Placements,
NLG Capital, Inc.

[Signature Page to Note Purchase Agreement]

The foregoing is hereby agreed to as of the date hereof.

Southern Farm Bureau Life Insurance Company

	By:	/s/ Bradley Blakney
Name: Bradley Blakney
Title: Director

[Signature Page to Note Purchase Agreement]

The foregoing is hereby agreed to as of the date hereof.

Farm Bureau Property & Casualty Insurance Company

	By:	/s/ Michael Warmuth
Name: Michael Warmuth
Title: VP Investments

[Signature Page to Note Purchase Agreement]

Information Relating to Purchasers

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202	First Closing Second Closing	Series A Series C	$23,808,000 $24,800,000

(1)
All payments on account of the Notes held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, the amount of the dividend and/or redemption (as applicable) and the identity of the security as to which payment is being made.

Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for all notices with respect to confirmation of payments on account of the Notes:

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attn: Investment Operations
Email: payments@northwesternmutual.com
Telephone: (414) 665-1679

(3)
Address for all other communications:

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attn: Securities Department
Email: privateinvest@northwesternmutual.com; joeorecchio@northwesternmutual.com; Josephherriges@northwesternmutual.com

(4)	Address for physical delivery of the Notes: Delivery instructions redacted and provided to Company under separate cover.

(5)	If posted to Intralinks or another document repository/hosted website to: Email: preautodownload@northwesternmutual.com

(6)	Nominee: None

(7)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Schedule A
(to Note Purchase Agreement)

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account 720 East Wisconsin Avenue Milwaukee, WI 53202	First Closing Second Closing	Series A Series C	$192,000 $200,000

(1)
All payments on account of the Notes held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, the amount of the dividend and/or redemption (as applicable) and the identity of the security as to which payment is being made.

Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for all notices with respect to confirmation of payments on account of the Notes:

The Northwestern Mutual Life Insurance Company
for its Group Annuity Separate Account
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attn: Investment Operations
Email: payments@northwesternmutual.com
Telephone: (414) 665-1679

(3)
Address for all other communications:

The Northwestern Mutual Life Insurance Company
for its Group Annuity Separate Account
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attn: Securities Department
Email: privateinvest@northwesternmutual.com; joeorecchio@northwesternmutual.com; Josephherriges@northwesternmutual.com

(4)	Address for physical delivery of the Notes: Delivery instructions redacted and provided to Company under separate cover.

(5)	If posted to Intralinks or another document repository/hosted website to: Email: preautodownload@northwesternmutual.com

(6)	Nominee: None

(7)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

State Farm Mutual Automobile Insurance Company One State Farm Plaza Bloomington, IL 61710	First Closing	Series A	$15,000,000

(1)
All payments on account of the Note held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, including issuer, CUSIP number, interest rate, maturity date, and whether payment is interest, principal, or premium.

Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for notices, financial statements, officer’s certificates and other correspondence:

State Farm at CityLine, Building 2, Floor 21
Attn: Investment Department, Floor 21
1251 State Street, Suite 1000
Richardson, TX  75082-2147
Email: privateplacements@statefarm.com

(3)
Address for notice of confirms:

State Farm Mutual Automobile Insurance Company
Investment Accounting Dept. D-2
One State Farm Plaza
Bloomington, IL 61710
Email: home.acct-stocks-bonds.607j00@statefarm.com

(4)	Address for physical delivery of the Note: Delivery instructions redacted and provided to Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

State Farm Life and Accident Assurance Company One State Farm Plaza Bloomington, IL 61710	Second Closing	Series C	$1,000,000

(1)
All payments on account of the Note held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, including issuer, CUSIP number, interest rate, maturity date, and whether payment is interest, principal, or premium.

Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for notices, financial statements, officer’s certificates and other correspondence:

State Farm at CityLine, Building 2, Floor 21
Attn: Investment Department, Floor 21
1251 State Street, Suite 1000
Richardson, TX  75082-2147
Email: privateplacements@statefarm.com

(3)
Address for notice of confirms:

State Farm Life and Accident Assurance Company
Investment Accounting Dept. D-2
One State Farm Plaza
Bloomington, IL 61710
Email: home.acct-stocks-bonds.607j00@statefarm.com

(4)	Address for physical delivery of the Note: Delivery instructions redacted and provided to Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

State Farm Fire and Casualty Company One State Farm Plaza Bloomington, IL 61710	First Closing	Series A	$9,000,000

(1)
All payments on account of the Note held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, including issuer, CUSIP number, interest rate, maturity date, and whether payment is interest, principal, or premium.

Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for notices, financial statements, officer’s certificates and other correspondence:

State Farm at CityLine, Building 2, Floor 21
Attn: Investment Department, Floor 21
1251 State Street, Suite 1000
Richardson, TX  75082-2147
Email: privateplacements@statefarm.com

(3)	Address for notice of confirms: State Farm Fire and Casualty Company Investment Accounting Dept. D-2 One State Farm Plaza Bloomington, IL 61710 Email: home.acct-stocks-bonds.607j00@statefarm.com

(4)	Address for physical delivery of the Note: Delivery instructions redacted and provided to Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

State Farm Life Insurance Company One State Farm Plaza Bloomington, IL 61710	Second Closing	Series C	$22,000,000

(1)
All payments on account of the Note held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, including issuer, CUSIP number, interest rate, maturity date, and whether payment is interest, principal, or premium.

Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for notices, financial statements, officer’s certificates and other correspondence:

State Farm at CityLine, Building 2, Floor 21
Attn: Investment Department, Floor 21
1251 State Street, Suite 1000
Richardson, TX  75082-2147
Email: privateplacements@statefarm.com

(3)	Address for notice of confirms: State Farm Life Insurance Company Investment Accounting Dept. D-2 One State Farm Plaza Bloomington, IL 61710 Email: home.acct-stocks-bonds.607j00@statefarm.com

(4)	Address for physical delivery of the Note: Delivery instructions redacted and provided to Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

State Farm Insurance Companies Employee Retirement Trust One State Farm Plaza Bloomington, IL 61710	Second Closing	Series C	$2,000,000

(1)
All payments on account of the Note held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, including issuer, CUSIP number, interest rate, maturity date, and whether payment is interest, principal, or premium.

Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for notices, financial statements, officer’s certificates and other correspondence:

State Farm at CityLine, Building 2, Floor 21
Attn: Investment Department, Floor 21
1251 State Street, Suite 1000
Richardson, TX  75082-2147
Email: privateplacements@statefarm.com

(3)
Address for notice of confirms:

State Farm Insurance Companies Employee Retirement Trust
Investment Accounting Dept. D-2
One State Farm Plaza
Bloomington, IL 61710
Email: home.acct-stocks-bonds.607j00@statefarm.com

(4)	Address for physical delivery of the Note: Delivery instructions redacted and provided to Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

American General Life Insurance Company c/o Corebridge Financial 2919 Allen Parkway, 15th Floor Houston, TX 77019	First Closing	Series B	$20,000,000

(1)
All payments to be by wire transfer of immediately available funds, with sufficient information (including PPN, interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds, to:

Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for payment notices, audit confirmations and related note correspondence:

AGL CICB FWH AMG (772801)
c/o Corebridge Institutional Investments (U.S.), LLC
2919 Allen Parkway, 15th Floor
Houston, TX 77019-2155
Attn:  Private Credit Asset Servicing
Email:  PCGINVAssetServ@corebridgefinancial.com

(3)
Address for compliance reporting information (financial documents, officer’s certificates, etc.):

Corebridge Institutional Investments (U.S.), LLC
2919 Allen Parkway, 15th Floor
Houston, TX 77019-2155
Attn:  Private Credit Compliance
Email:  PCGINVComplianceCorporates@corebridgefinancial.com

(4)	Address for physical delivery of the Note: Delivery instructions redacted and provided to Company under separate cover.

(5)	Nominee: HARE & CO., LLC

(6)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

MetLife Insurance Co. of Korea, Ltd. MetLife Tower 16F 316 Teheran-ro, Gangnam-gu, Seoul, Korea, 06211	First Closing	Series B	$600,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to: Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for all notices and communications:

MetLife Insurance Co. of Korea, Ltd. (Korea)
c/o MetLife Investments Management, LLC
Investments, Privates Placements
One MetLife Way
Whippany, NJ 07981
Attn: Shaun Oliver, Trevor Shields
Emails: PPUCompliance@metlife.com; soliver@metlife.com; trevor.shields@metlife.com with a copy to: MLK_GA@metlife.com

with a copy other than with respect to deliveries of financial statements to:

MetLife Insurance Co. of Korea, Ltd. (Korea)
c/o MetLife Investment Management, LLC, Investments Law
One MetLife Way
Whippany, NJ 07981
Attn: Chief Counsel-Investments Law (PRIV)
Email: sec_invest_law@metlife.com

(3)	Address for audit requests: AuditConfirmsPvtPlacements@metlife.com

(4)	Address for physical delivery of the Note: Delivery instructions redacted and provided to Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

MetLife Insurance Co. of Korea, Ltd. MetLife Tower 16F 316 Teheran-ro, Gangnam-gu, Seoul, Korea, 06211	First Closing	Series B	$2,900,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to: Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for all notices and communications:

MetLife Insurance Co. of Korea, Ltd. (Korea)
c/o MetLife Investments Management, LLC
Investments, Privates Placements
One MetLife Way
Whippany, NJ 07981
Attn: Shaun Oliver, Trevor Shields
Emails: PPUCompliance@metlife.com; soliver@metlife.com; trevor.shields@metlife.com with a copy to: MLK_GA@metlife.com

with a copy other than with respect to deliveries of financial statements to:

MetLife Insurance Co. of Korea, Ltd. (Korea)
c/o MetLife Investment Management, LLC, Investments Law
One MetLife Way
Whippany, NJ 07981
Attn: Chief Counsel-Investments Law (PRIV)
Email: sec_invest_law@metlife.com

(3)	Address for audit requests: AuditConfirmsPvtPlacements@metlife.com

(4)	Address for physical delivery of the Note: Delivery instructions redacted and provided to Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

MetLife Insurance Co. of Korea, Ltd. MetLife Tower 16F 316 Teheran-ro, Gangnam-gu, Seoul, Korea, 06211	First Closing	Series B	$200,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to: Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for all notices and communications:

MetLife Investments Management, LLC
Investments, Privates Placements
One MetLife Way
Whippany, NJ 07981
Attn: Shaun Oliver, Trevor Shields
Emails: PPUCompliance@metlife.com; soliver@metlife.com; trevor.shields@metlife.com with a copy to: MLK_GA@metlife.com

with a copy other than with respect to deliveries of financial statements to:

MetLife Insurance Co. of Korea, Ltd.
c/o MetLife Investment Management, LLC, Investments Law
One MetLife Way
Whippany, NJ 07981
Attn: Chief Counsel-Investments Law (PRIV)
Email: sec_invest_law@metlife.com

(3)	Address for audit requests: AuditConfirmsPvtPlacements@metlife.com

(4)	Address for physical delivery of the Note: Delivery instructions redacted and provided to Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

MetLife Insurance Co. of Korea, Ltd. MetLife Tower 16F 316 Teheran-ro, Gangnam-gu, Seoul, Korea, 06211	First Closing	Series B	$200,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to: Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for all notices and communications:

MetLife Investments Management, LLC
Investments, Privates Placements
One MetLife Way
Whippany, NJ 07981
Attn: Shaun Oliver, Trevor Shields
Emails: PPUCompliance@metlife.com; soliver@metlife.com; trevor.shields@metlife.com with a copy to: MLK_GA@metlife.com

with a copy other than with respect to deliveries of financial statements to:

MetLife Insurance Co. of Korea, Ltd.
c/o MetLife Investment Management, LLC, Investments Law
One MetLife Way
Whippany, NJ 07981
Attn: Chief Counsel-Investments Law (PRIV)
Email: sec_invest_law@metlife.com

(3)	Address for audit requests: AuditConfirmsPvtPlacements@metlife.com

(4)	Address for physical delivery of the Note: Delivery instructions redacted and provided to Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

MetLife Reinsurance Company of Hamilton, Ltd. 11330 Olive Blvd, 6-B106 St. Louis, MO 63141	First Closing	Series B	$6,600,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to: Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for all notices and communications:

MetLife Reinsurance Company of Hamilton, Ltd.
c/o MetLife Investment Management, LLC,
Investments, Private Placements
One MetLife Way
Whippany, NJ 07981
Attn: Shaun Oliver;Trevor Shields
Emails: PPUCompliance@metlife.com; soliver@metlife.com; trevor.shields@metlife.com with another copy other than with respect to deliveries of financial statements to:

MetLife Reinsurance Company of Hamilton, Ltd.
c/o MetLife Investment Management, LLC,
Investments Law
One MetLife Way
Whippany,  NJ 07981
Attention: Chief Counsel-Investments Law (PRIV)
Email: sec_invest_law@metlife.com

(3)	Address for audit requests: AuditConfirmsPvtPlacements@metlfe.com

(4)	Address for physical delivery of the Note: Delivery instructions redacted and provided to Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

Metropolitan Tower Life Insurance Company 200 Park Avenue New York, NY 10166	First Closing	Series B	$9,500,000

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to: Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for all notices and communications:

Metropolitan Tower Life Insurance Company
c/o MetLife Investments Management, LLC
Investments, Privates Placements
One MetLife Way
Whippany, NJ 07981
Attn: Shaun Oliver, Trevor Shields
Emails: PPUCompliance@metlife.com; soliver@metlife.com; trevor.shields@metlife.com with a copy other than with respect to deliveries of financial statements to:

Metropolitan Tower Life Insurance Company
c/o MetLife Investment Management, LLC, Investments Law
One MetLife Way
Whippany, NJ 07981
Attn: Chief Counsel-Investments Law (PRIV)
Email: sec_invest_law@metlife.com

(3)	Address for audit requests: AuditConfirmsPvtPlacements@metlife.com

(4)	Address for physical delivery of the Note: Delivery instructions redacted and provided to Company under separate cover.

(5)	Nominee: None

(6)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

Life Insurance Company of the Southwest One National Life Drive Montpelier, VT 05604	First Closing	Series B	$5,000,000

(1)
All payments of principal and interest on the Note by wire transfer of immediately available funds to the following bank account:

Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for all notices and communications:

Life Insurance Company of the Southwest
c/o National Life Insurance Company
One National Life Drive
Montpelier, VT 05604
Attn: Private Placements
Email: privateinvestments@nlgcap.com

(3)	Address for physical delivery of the Note: Delivery instructions redacted and provided to Company under separate cover.

(4)	Nominee: CUDD & CO. LLC (as nominee for Life Insurance Company of the Southwest)

(5)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

Southern Farm Bureau Life Insurance Company 1401 Livingston Lane Jackson, MS 39213	First Closing	Series B	$5,000,000

(1)	All payments shall be made by wire transfer of immediately available funds to: Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for notices related to scheduled payments:

The Northern Trust Company
Attn: Income Collections
801 S. Canal St.
Chicago, IL 60607
ICPHYS@ntrs.com

Copy to: Inv_Acctg-pp@sfbli.com and SFBLICRecon@clearwateranalytics.com

(3)	Address for audit confirmation requests: Alice.Agner@sfbli.com and PrivatePlacements@sfbli.com

(4)	Address for all other communications, including waivers, amendments, consents and financial information: Attn: Securities Management PrivatePlacements@sfbli.com

(5)	Address for physical delivery of the Note: Delivery instructions redacted and provided to Company under separate cover.

(6)	Nominee: Ell & Co, F/B/O Southern Farm Bureau Life Insurance Company

(7)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Name and Address of Purchaser	Closing	Series of Notes	Principal Amount of Notes to be Purchased

Farm Bureau Property & Casualty Insurance Company 5400 University Avenue West Des Moines, IA 50266	First Closing	Series A	$2,000,000

(1)	All payments shall be made by federal funds wire transfer of immediately available funds to: Wire instructions redacted and provided to the Company under separate cover.

(2)
Address for all notices, including financials, compliance, and requests:

Preferred Remittance: privateplacements@fbfs.com

Physical address:

Farm Bureau Property & Casualty Insurance Company
Attn: Portfolio Management
5400 University Avenue
West Des Moines, IA 50266

(3)	Address for physical delivery of the Note: Delivery instructions redacted and provided to Company under separate cover.

(4)	Nominee: Gerlach & Co F/B/O Farm Bureau Property & Casualty Insurance Company

(5)	U.S. Tax Identification Number: Redacted and provided to Company under separate cover.

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” shall mean, (a) at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of equity or Voting Stock of the Company or any Person of which the Company beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of equity or Voting Stock.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” shall mean this Note Purchase Agreement, including all Schedules and Exhibits attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including but not limited to the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including but not limited to the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Asset Disposition” shall mean any Transfer except any Transfer made in the ordinary course of business and involving only property that is either (a) inventory held for sale or (b) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or that is obsolete.

“Asset Disposition Prepayment Date” is defined in Section 8.8(a).

“Asset Disposition Prepayment Event” is defined in Section 8.8(a).

“Bank Credit Agreement” shall mean the Second Amended and Restated Credit Agreement by and among the Company, PNC Bank, National Association, as Administrative Agent, the banks party thereto, and JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Mizuho Bank, Ltd., as Syndication Agents, dated as of September 2, 2021, as amended as of August 30, 2022, as further amended as of August 7, 2024, and as the same may be further amended, restated, increased, refinanced, replaced or otherwise modified or any successor thereto.

Schedule B
(to Note Purchase Agreement)

“Blocked Person” shall mean (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” shall mean (a) for purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Wall, New Jersey or New York, New York are required or authorized to be closed.

“Capital Lease” shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Change of Control” shall mean an event or series of events by which New Jersey Resources Corporation shall cease to own 100% of the issued and outstanding common stock of the Company and 51% of the Voting Stock of the Company.

“Closing” is defined in Section 3.

“Closing Date” is defined in Section 3.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral Agent” shall mean the party identified as collateral agent for the holders of the Notes in Section 2.2(a).

“Company” shall mean New Jersey Natural Gas Company, a New Jersey corporation, or any Successor Corporation.

“Confidential Information” is defined in Section 20.

“Control” is defined in the definition of “Affiliate.”  “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” shall mean (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Debt” as to any Person at any time, shall mean, without duplication, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money, (b) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (c) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate or currency exchange rate management device, (d) any other transaction (including forward sale or purchase agreements, Capital Leases, Synthetic Leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than 30 days past due), (e) the net indebtedness, obligations and liabilities of such Person under any Hedging Contract to the extent constituting “indebtedness,” as determined in accordance with GAAP, adjusted downward dollar for dollar for any related margin collateral account balances maintained  by such Person, (f) any Guaranty of any Hedging Contract described in the immediately preceding clause (e), (g) any Guaranty of Debt for borrowed money, (h) any Hybrid Security described in clause (a) of the definition of Hybrid Security or (i) the mandatory repayment obligation of the issuer of any Hybrid Security described in clause (b) of the definition of Hybrid Security.

“Debt Prepayment Application” shall mean, with respect to any Transfer of property, the application by the Company of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt of the Company (other than Senior Debt owing to any Affiliate and Senior Debt in respect of any revolving credit or similar credit facility providing the Company with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt); provided that in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 8.8 in a principal amount that equals the Ratable Portion for such Note.

“Default” shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” as of any date shall mean, with respect to the Notes of any series, that rate of interest that is the greater of (a) 2.00% per annum over the rate of interest specified in the first paragraph of such Note of such series, or (b) 2.00% per annum over the rate of interest publicly announced by PNC Bank, National Association as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Disposition Value” shall mean, at any time, with respect to any property, the book value thereof, valued at the time of such disposition in good faith by the Company.

“Distribution” shall mean, in respect of any corporation, association or other business entity: (a) dividends or other distributions or payments on capital stock or other equity interests of such corporation, association or other business entity (except distributions in such stock or other equity interests); and (b) the redemption or acquisition of such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

“Environmental Laws” shall mean any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Execution Date” is defined in Section 3.

“Fair Market Value” shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“FATCA” shall mean (i) sections 1471 through 1474 of the Code, as of the Execution Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (ii) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (i), and (iii) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“First Closing” is defined in Section 3.

“First Closing Date” is defined in Section 3.

“First Closing Purchaser” is defined in Section 3.

“First Closing Supplemental Indenture” shall mean the Eighteenth Supplemental Indenture to the Mortgage Indenture, entered into between the Company and the Mortgage Trustee, pursuant to which the (i) First Mortgage Bonds, Series UUU due 2036 and (ii) First Mortgage Bonds, Series VVV due 2056 shall have been issued, in substantially the form set out in Exhibit 2(a).

“First Mortgage Bond Documents” is defined in Section 23.1.

“First Mortgage Bonds” shall mean the series of first mortgage bonds designated the (i) “First Mortgage Bonds, Series UUU due 2036”, (ii) “First Mortgage Bonds, Series VVV due 2056” and (iii) “First Mortgage Bonds, Series WWW due 2036” issued by the Company pursuant to the Mortgage Indenture, as security for the related Notes.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“Gas Business” shall mean the business of generating, manufacturing, purchasing, transmitting, distributing, selling and/or supplying gas and any by‑products thereof as a public utility.

“Governmental Authority” shall mean

(a)          the government of

(1)        the United States of America or any State or other political subdivision thereof, or

(2)        any jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

(b)         any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” shall mean any governmental official or employee, employee of any government‑owned or government‑controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Debt or obligation or any property constituting security therefor; (b) to advance or supply funds (1) for the purchase or payment of such Debt or obligation, or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of such Debt or obligation; or (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.  In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” shall mean any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances).

“Hedging Contract” shall mean any transaction entered into by the Company with respect to hedging or trading of gas contracts or other commodity, hedging contracts of any kind, or any derivatives or other similar financial instruments of the Company.

“holder” shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Hybrid Security” shall mean any of the following: (a) beneficial interests issued by a trust which constitutes a Subsidiary of the Company or any Restricted Subsidiary, substantially all of the assets of which trust are unsecured Debt of the Company or any Restricted Subsidiary of the Company or any Restricted Subsidiary or proceeds thereof, and all payments of which Debt are required to be, and are, distributed to the holders of beneficial interests in such trust promptly after receipt by such trust, or (b) any shares of capital stock or other equity interest that, other than solely at the option of the issuer thereof, by their terms (or by the terms of any security into which they are convertible or exchangeable) are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, or have, or upon the happening of an event or the passage of time would have, a redemption or similar payment.

“Inactive Subsidiary” shall mean, at any time, any Subsidiary of any Person, which Subsidiary (a) does not conduct any business or have operations and (b) does not have total assets with a net book value, as of any date of determination, in excess of $100,000.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” shall mean (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of any Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form and (d) any Related Fund of any holder of any Note.

“Investment” shall mean any investment, made in cash or by delivery of property, by the Company (a) in any Person, whether by acquisition of stock, Debt or other obligation or security, or by loan, Guaranty, advance, capital contribution or otherwise or (b) in any property.

“Investor Presentation” is defined in Section 5.3.

“Lien” shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest, or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease or Synthetic Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.7.

“Material” shall mean material in relation to the business, operations, affairs, financial condition, assets or properties of the Company, taken as a whole.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the validity or enforceability of this Agreement or the Notes, (d) the ability of the Company to perform its obligations under the Mortgage Indenture or the First Mortgage Bonds, or (e) the validity or the enforceability of the Mortgage Indenture or the First Mortgage Bonds.

“Mortgage Indenture” shall mean the Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement, dated September 1, 2014, between the Company and the Mortgage Trustee, as supplemented and amended by the First Supplemental Indenture dated as of April 1, 2015, the Second Supplemental Indenture dated as of June 21, 2016, the Third Supplemental Indenture dated as of May 1, 2018, the Fourth Supplemental Indenture dated as of April 1, 2019, the Fifth Supplemental Indenture dated as of July 17, 2019, the Sixth Supplemental Indenture dated as of August 1, 2019, the Seventh Supplemental Indenture dated as of June 1, 2020, the Eighth Supplemental Indenture dated as of July 1, 2020, the Ninth Supplemental Indenture dated as of September 1, 2020, the Tenth Supplemental Indenture dated as of October 1, 2021 between the Company and the Mortgage Trustee, the Eleventh Supplemental Indenture dated as of May 1, 2022, the Twelfth Supplemental Indenture dated as of October 1, 2022, the Thirteenth Supplemental Indenture dated as of September 1, 2023, the Fourteenth Supplemental Indenture dated as of October 1, 2023 between the Company and the Mortgage Trustee, the Fifteenth Supplemental Indenture dated as of June 1, 2024 between the Company and the Mortgage Trustee, the Sixteenth Supplemental Indenture dated as of September 1, 2024 between the Company and the Mortgage Trustee, the Seventeenth Supplemental Indenture dated as of August 1, 2025 between the Company and the Mortgage Trustee, as further supplemented and amended by the First Closing Supplemental Indenture and the Second Closing Supplemental Indenture, and as further supplemented and amended from time to time.

“Mortgage Trustee” shall mean U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee under the Mortgage Indenture.

“Multiemployer Plan” shall mean any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA) with respect to which the Company or any ERISA Affiliate has any liability.

“NAIC” shall mean the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Net Proceeds Amount” shall mean, with respect to any Transfer of any property by any Person, an amount equal to the difference of

(a)      the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

(b)       all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

“Net Tangible Assets” shall mean the amount shown as total assets on the Company’s balance sheet, less (a) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and certain regulatory assets, and (b) appropriate adjustments, if any, on account of minority interests.  Net Tangible Assets shall be determined in accordance with GAAP and practices applicable to the type of business in which the Company is engaged and approved by the independent accountants regularly retained by the Company, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

“New Jersey Resources Corporation” shall mean New Jersey Resources Corporation, a New Jersey corporation.

“Notes” is defined in Section 1.

“Notes Register” is defined in Section 13.1.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” shall mean a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Related Business Opportunity” shall mean any transaction with another Person (other than any Inactive Subsidiary of New Jersey Resources Corporation) involving business activities or assets reasonably related or complementary to the business of the Company as conducted on the Execution Date or as may be conducted pursuant to Section 10.10, including, without limitation, the management and marketing of storage, capacity and transportation of gas and other forms of energy, the generation, transmission or storage of gas and other forms of energy, or the access to gas and energy transmission lines, and business initiatives for the conservation and efficiency of gas and energy.

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or a government or agency or political subdivision thereof.

“Plan” shall mean an “employee benefit plan” (as defined in section 3(3) of ERISA), other than a Multiemployer Plan, subject to Title I of ERISA that is maintained, or to which contributions are required to be made, by the Company or any ERISA Affiliate, or any prior “employee benefit plan” as to which the Company or any ERISA Affiliate has any liability.

“property” or “properties” shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property Reinvestment Application” shall mean, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company of operating assets of the Company to be used in the principal business of the Company.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” shall mean each of the purchasers whose signatures appear at the end of this Agreement and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2); provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“QPAM Exemption” is defined in Section 6.2(d).

“Ratable Portion” for any Note shall mean an amount equal to the product of (a) the Net Proceeds Amount from a Transfer being applied to a Debt Prepayment Application pursuant to Section 10.5(b) multiplied by (b) a fraction, the numerator of which is the aggregate outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of all Senior Debt of the Company (other than Senior Debt owing to any Affiliate).

“Related Fund” shall mean, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans and (b) is advised or managed by such holder, the same investment advisor as such holder or by an Affiliate of such holder or such investment advisor.

“Required Holders” shall mean at any time, (a) on or after the Execution Date and prior to the First Closing, each Purchaser, (b) on or after the First Closing and prior to the Second Closing, the holder or holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates) and each Second Closing Purchaser and (c) on or after the Second Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” shall mean any Distribution in respect of the Company, including, without limitation, any Distribution resulting in the acquisition by the Company of securities that would constitute treasury stock.  For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (a) the Fair Market Value of such property (determined in good faith by the Board of Directors (or equivalent governing body) of the Person making such Restricted Payment) and (b) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

“Second Closing” is defined in Section 3.

“Second Closing Date” is defined in Section 3.

“Second Closing Purchaser” is defined in Section 3.

“Second Closing Supplemental Indenture” shall mean the Nineteenth Supplemental Indenture to the Mortgage Indenture, entered into between the Company and the Mortgage Trustee, pursuant to which the First Mortgage Bonds Series WWW due 2036 shall have been issued, in substantially the form set out in Exhibit 2(b).

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Debt” shall mean any Debt of the Company other than Debt that is in any manner subordinated in right of payment or security in any respect to the Debt evidenced by the Notes.

“Senior Financial Officer” shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Series C Notes” is defined in Section 1.

“Source” is defined in Section 6.2.

“Standard & Poor’s” shall mean S&P Global Ratings and any successor thereto.

“State Sanctions List” shall mean a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” shall mean, as to any Person, any corporation, association, or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient Voting Stock to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Supplemental Indentures” shall mean the First Closing Supplemental Indenture and the Second Closing Supplemental Indenture.

“SVO” shall mean the Securities Valuation Office of the NAIC or any successor to such Office.

“Synthetic Lease” shall mean any lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, or appropriate successor thereto, and (b) the lessee will be entitled to various tax benefits ordinarily available to owners (as opposed to lessees) of like property.

“Tangible Assets” shall mean, as of any date of determination, the total assets of the Company that would be shown as assets on a balance sheet of the Company as of such time in accordance with GAAP after subtracting therefrom the aggregate amount of all intangible assets of the Company, including, without limitation, all goodwill, franchises, licenses, patents, trademarks, trade name, copyrights, service marks and brand names.

“Transfer” shall mean, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property.  For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount.  In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Tangible Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Tangible Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

“Trust Estate” shall mean substantially all operating properties and franchises (other than excepted property, such as cash in hand, choses in action, securities, rent, and certain materials, supplies, appliances and vehicles) that the Company currently owns or that it will acquire in the future, subject to certain permitted encumbrances and any pre-existing Liens at the time of such acquisition, that serve as collateral under the Mortgage Indenture.

“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” shall mean those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Voting Stock” shall mean any securities of any class of a Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (or Persons performing similar functions) irrespective of whether at the time securities of any other class shall have or might have voting power by reason of the happening of any contingency.

Changes in Corporate Structure

None.

Schedule 4.9
(to Note Purchase Agreement)

Disclosure Documents

The Annual Report of New Jersey Natural Gas Company for the fiscal year ended September 30, 2025 and the Quarterly Reports of New Jersey Natural Gas Company for the quarters ended December 31, 2025 and March 31, 2026, which are located at https://investor.njresources.com/financials/njng-financial-reports/default.aspx.

The Current Reports on Form 8-K of New Jersey Resources Corporation dated as of November 6, 2025 and January 23, 2026.

Schedule 5.3
(to Note Purchase Agreement)

Financials

NEW JERSEY NATURAL GAS COMPANY

Annual Reports for each of the Fiscal Years Ended September 30, 2021 through September 30, 2025, which are located at https://investor.njresources.com/financials/njng-financial-reports/default.aspx.

Schedule 5.5
(to Note Purchase Agreement)

Certain Litigation

None.

Schedule 5.8
(to Note Purchase Agreement)

Patents, Etc.

None.

Schedule 5.11
(to Note Purchase Agreement)

Use of Proceeds

The Company will apply the proceeds of the sale of the Notes for general corporate purposes, including, but not limited to, refinancing or retiring short-term debt and funding capital expenditures.

Schedule 5.14
(to Note Purchase Agreement)

Existing Debt

March 31, 2026

First Mortgage Bonds	Rate	Maturity date	Principal Amount

Series OO	3.00%	8/1/2041	$ 46,500,000
Series PP	3.15%	4/15/2028	$ 50,000,000
Series RR	4.61%	3/13/2044	$ 55,000,000
Series TT	3.66%	4/15/2045	$ 100,000,000
Series UU	3.63%	6/21/2046	$ 125,000,000
Series VV	4.01%	5/11/2048	$ 125,000,000
Series WW	3.50%	4/1/2042	$ 10,300,000
Series XX	3.38%	4/1/2038	$ 10,500,000
Series YY	2.45%	4/1/2059	$ 15,000,000
Series ZZ	3.76%	7/17/2049	$ 100,000,000
Series AAA	3.86%	7/17/2059	$ 85,000,000
Series BBB	2.75%	8/1/2039	$ 9,545,000
Series CCC	3.00%	8/1/2043	$ 41,000,000
Series DDD	3.13%	6/30/2050	$ 50,000,000
Series EEE	3.13%	7/23/2050	$ 50,000,000
Series FFF	3.33%	7/23/2060	$ 25,000,000
Series GGG	2.87%	9/1/2050	$ 25,000,000
Series HHH	2.97%	9/1/2060	$ 50,000,000
Series III	2.97%	10/28/2051	$ 50,000,000
Series JJJ	3.07%	10/30/2061	$ 50,000,000
Series LLL	4.37%	5/27/2037	$ 50,000,000
Series MMM	4.71%	5/27/2052	$ 50,000,000
Series NNN	5.47%	10/24/2052	$ 125,000,000
Series OOO	5.56%	9/28/2033	$ 50,000,000
Series PPP	5.85%	10/30/2053	$ 50,000,000
Series QQQ	5.82%	6/26/2054	$ 125,000,000
Series RRR	5.49%	9/30/2034	$ 75,000,000
Series SSS	5.16%	8/21/2035	$ 100,000,000
Series TTT	5.85%	8/21/2055	$ 100,000,000

Sub-Total First Mortgage Bonds			$ 1,797,845,000

Capital lease obligation-Meters		Various dates	$ 43,564,941

Commercial Paper			$ -

Less: Debt Issuance Costs			$ (11,210,000)

Total New Jersey Natural Gas Debt			$ 1,830,199,941

Schedule 5.15
(to Note Purchase Agreement)

Form of Series 2026A Note
New Jersey Natural Gas Company

5.43% Senior Notes, Series 2026A, due August 20, 2036

No. 2026AR-[__]	[_________ __], 20[__]
$[____________]	PPN: [________]

For value received, the undersigned, New Jersey Natural Gas Company (herein called the “Company”), a corporation organized and existing under the laws of the State of New Jersey, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ Dollars on August 20, 2036 (the “Maturity Date”), with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance thereof at the rate of 5.43% per annum from the date hereof, payable semiannually, on the twentieth day of February and August in each year, commencing with the February 20th or August 20th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the office of U.S. Bank Trust Company, National Association designated pursuant to the Note Purchase Agreement or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of 5.43% Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of August 20, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (1) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (2) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1(a)
(to Note Purchase Agreement)

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the laws of the State of New York excluding the choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

New Jersey Natural Gas Company

By:
Name:
Title:

E-1(a)-2

Form of Series 2026B Note

New Jersey Natural Gas Company

6.04% Senior Notes, Series 2026B, due August 20, 2056

No. 2026BR-[__]	[_________ __], 20[__]
$[____________]	PPN: [_________]

For value received, the undersigned, New Jersey Natural Gas Company (herein called the “Company”), a corporation organized and existing under the laws of the State of New Jersey, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ Dollars on August 20, 2056 (the “Maturity Date”), with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance thereof at the rate of 6.04% per annum from the date hereof, payable semiannually, on the twentieth day of February and August in each year, commencing with the February 20th or August 20th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the office of U.S. Bank Trust Company, National Association designated pursuant to the Note Purchase Agreement or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of 6.04% Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of August 20, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (1) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (2) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1(b)
(to Note Purchase Agreement)

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the laws of the State of New York excluding the choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

New Jersey Natural Gas Company

By:
Name:
Title:

E-1(b)-2

Form of Series 2026C Note

New Jersey Natural Gas Company

5.43% Senior Notes, Series 2026C, due October 22, 2036

No. 2026CR-[__]	[_________ __], 20[__]
$[____________]	PPN: [________]

For value received, the undersigned, New Jersey Natural Gas Company (herein called the “Company”), a corporation organized and existing under the laws of the State of New Jersey, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ Dollars on October 22, 2036 (the “Maturity Date”), with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance thereof at the rate of 5.43% per annum from the date hereof, payable semiannually, on the twenty-second day of April and October in each year, commencing with the April 22nd or October 22nd next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the office of U.S. Bank Trust Company, National Association designated pursuant to the Note Purchase Agreement or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of 5.43% Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of August 20, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (1) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (2) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1(c)
(to Note Purchase Agreement)

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the laws of the State of New York excluding the choice of law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

New Jersey Natural Gas Company

By:
Name:
Title:

E-1(c)-2

Form of First Closing Supplemental Indenture

MORTGAGE

NEW JERSEY NATURAL GAS COMPANY

To

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
As Trustee

EIGHTEENTH SUPPLEMENTAL INDENTURE

Dated as of August 1, 2026

Supplemental to Amended and Restated Indenture of Mortgage,
Deed of Trust and Security Agreement Dated as of September 1, 2014,
As Supplemented and Amended

Prepared by:	Heather Ducat	Record and Return to:	Richard Reich, Esq.
	Troutman Pepper Locke LLP		NJR Service Corporation
	600 Peachtree Street, NE, Suite 3000		1415 Wyckoff Road
	Atlanta, GA 30308		Wall, New Jersey 07719

Exhibit 2(A)
(to Note Purchase Agreement)

MORTGAGE

EIGHTEENTH SUPPLEMENTAL INDENTURE, dated as of August 1, 2026, between NEW JERSEY NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the “Company”), having its principal office at 1415 Wyckoff Road, Wall, New Jersey, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. BANK NATIONAL ASSOCIATION, a national banking association (hereinafter called the “Trustee”), having a principal office at 333 Thornall Street, 4th Floor, Edison, New Jersey 08837, as Trustee under the Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement hereinafter mentioned.

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement, dated as of September 1, 2014 (the “Amended and Restated Indenture” and, as originally executed or as the same may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions thereof, the “Indenture”), to secure the payment of the principal of and the interest and premium (if any) on all Bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Bonds are to be issued thereunder; and

WHEREAS, the Amended and Restated Indenture completely restated and amended the Indenture of Mortgage and Deed of Trust, dated April 1, 1952, as heretofore supplemented and amended (the “Original Indenture”) without any interruption of the Lien of the Original Indenture; and

WHEREAS, Bonds in the aggregate principal amount of $10,300,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series II due 2023,” herein sometimes called “2023 Series II Bonds,” were designated as Existing Bonds in Section 3.01 of the Indenture, provided that such 2023 Series II Bonds have since been retired by the Company and replaced with the 2042 Series WW Bonds (as hereinafter defined); and

WHEREAS, Bonds in the aggregate principal amount of $10,500,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series JJ due 2024,” herein sometimes called “2024 Series JJ Bonds,” were designated as Existing Bonds in Section 3.02 of the Indenture, provided that such 2024 Series JJ Bonds have since been retired by the Company and replaced with the 2038 Series XX Bonds (as hereinafter defined); and

WHEREAS, Bonds in the aggregate principal amount of $15,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series KK due 2040,” herein sometimes called “2040 Series KK Bonds,” were designated as Existing Bonds in Section 3.03 of the Indenture, provided that such 2040 Series KK Bonds have since been retired by the Company and replaced with the 2059 Series YY Bonds (as hereinafter defined); and

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WHEREAS, Bonds in the aggregate principal amount of $125,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series LL due 2018,” herein sometimes called “2018 Series LL Bonds,” were designated as Existing Bonds in Section 3.04 of the Indenture, which 2018 Series LL Bonds have since been paid at maturity by the Company; and

WHEREAS, Bonds in the aggregate principal amount of $9,545,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series MM due 2027,” herein sometimes called “2027 Series MM Bonds,” were designated as Existing Bonds in Section 3.05 of the Indenture, provided that such 2027 Series MM Bonds have since been retired by the Company and replaced with the 2039 Series BBB Bonds (as hereinafter defined); and

WHEREAS, Bonds in the aggregate principal amount of $41,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series NN due 2035,” herein sometimes called “2035 Series NN Bonds,” were designated as Existing Bonds in Section 3.06 of the Indenture, provided that such 2035 Series NN Bonds have since been retired by the Company and replaced with the 2043 Series CCC Bonds (as hereinafter defined); and

WHEREAS, Bonds in the aggregate principal amount of $46,500,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series OO due 2041,” herein sometimes called “2041 Series OO Bonds,” have been designated as Existing Bonds in Section 3.07 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and

WHEREAS, Bonds in the aggregate principal amount of $50,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series PP due 2028,” herein sometimes called “2028 Series PP Bonds,” have been designated as Existing Bonds in Section 3.08 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and

WHEREAS, Bonds in the aggregate principal amount of $70,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series QQ due 2024,” herein sometimes called “2024 Series QQ Bonds,” have been designated as Existing Bonds in Section 3.09 of the Indenture, which 2024 Series QQ Bonds have since been paid at maturity by the Company; and

WHEREAS, Bonds in the aggregate principal amount of $55,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series RR due 2044,” herein sometimes called “2044 Series RR Bonds,” have been designated as Existing Bonds in Section 3.10 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and

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WHEREAS, the Amended and Restated Indenture provides that, subject to certain exceptions not presently relevant, such changes in or additions to the provisions of the Indenture (terms used herein having the meanings assigned thereto in the Amended and Restated Indenture except as herein expressly modified) may be made to add to the covenants and agreements of the Company in the Indenture contained other covenants and agreements thereafter to be observed by the Company; and to provide for the creation of any series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series as in the Indenture provided or permitted; and

WHEREAS, the Indenture further provides that the Company and the Trustee may enter into indentures supplemental to the Indenture to assign, convey, mortgage, pledge, transfer and set over unto the Trustee and to subject to the lien of the Indenture additional property of the Company; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the First Supplemental Indenture, dated as of April 1, 2015, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create an eleventh and a twelfth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series SS due 2025,” herein sometimes called “2025 Series SS Bonds,” and (ii) “First Mortgage Bonds, Series TT due 2045,” herein sometimes called “2045 Series TT Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Second Supplemental Indenture, dated as of June 21, 2016, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirteenth series of Bonds under the Indenture, known as “First Mortgage Bonds, Series UU due 2046,” herein sometimes called “2046 Series UU Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Third Supplemental Indenture, dated as of May 1, 2018, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a fourteenth series of Bonds under the Indenture, known as “First Mortgage Bonds, Series VV due 2048,” herein sometimes called “2048 Series VV Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Fourth Supplemental Indenture, dated as of April 1, 2019, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a fifteenth, a sixteenth and a seventeenth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series WW due 2042,” herein sometimes called “2042 Series WW Bonds,” (ii) “First Mortgage Bonds, Series XX due 2038,” herein sometimes called “2038 Series XX Bonds,” and (iii) (ii) “First Mortgage Bonds, Series YY due 2059,” herein sometimes called “2059 Series YY Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Fifth Supplemental Indenture, dated as of July 1, 2019, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create an eighteenth and nineteenth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series ZZ due 2049,” herein sometimes called “2049 Series ZZ Bonds,” and (ii) “First Mortgage Bonds, Series AAA due 2059,” herein sometimes called “2059 Series AAA Bonds,” respectively; and

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WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Sixth Supplemental Indenture, dated as of August 1, 2019, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twentieth and twenty-first series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series BBB due 2039,” herein sometimes called “2039 Series BBB Bonds” (to replace the 2027 Series MM Bonds) and (ii) “First Mortgage Bonds, Series CCC due 2043,” herein sometimes called “2043 Series CCC Bonds” (to replace the 2035 Series NN Bonds), respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Seventh Supplemental Indenture, dated as of June 1, 2020, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twenty-second series of Bonds under the Indenture, known as “First Mortgage Bonds, Series DDD due 2050,” herein sometimes called “2050 Series DDD Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Eighth Supplemental Indenture, dated as of July 1, 2020, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twenty-third and twenty-fourth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series EEE due 2050,” herein sometimes called “2050 Series EEE Bonds” and (ii) “First Mortgage Bonds, Series FFF due 2060,” herein sometimes called “2060 Series FFF Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Ninth Supplemental Indenture, dated as of September 1, 2020, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twenty-fifth and twenty-sixth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series GGG due 2050,” herein sometimes called “2050 Series GGG Bonds” and (ii) “First Mortgage Bonds, Series HHH due 2060,” herein sometimes called “2060 Series HHH Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Tenth Supplemental Indenture, dated as of October 1, 2021, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twenty-seventh and twenty-eighth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series III due 2051,” herein sometimes called “2051 Series III Bonds” and (ii) “First Mortgage Bonds, Series JJJ due 2061,” herein sometimes called “2061 Series JJJ Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Eleventh Supplemental Indenture, dated as of May 1, 2022, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twenty-ninth and thirtieth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series LLL due 2037,” herein sometimes called “2037 Series LLL Bonds” and (ii) “First Mortgage Bonds, Series MMM due 2052,” herein sometimes called “2052 Series MMM Bonds,” respectively; and

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WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Twelfth Supplemental Indenture, dated as of October 1, 2022, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-first series of Bonds under the Indenture, known as “First Mortgage Bonds, Series NNN due 2052,” herein sometimes called “2052 Series NNN Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Thirteenth Supplemental Indenture, dated as of September 1, 2023, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-second series of Bonds under the Indenture, known as “First Mortgage Bonds, Series OOO due 2033,” herein sometimes called “2033 Series OOO Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Fourteenth Supplemental Indenture, dated as of October 1, 2023, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-third series of Bonds under the Indenture, known as “First Mortgage Bonds, Series PPP due 2053,” herein sometimes called “2053 Series PPP Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Fifteenth Supplemental Indenture, dated as of June 1, 2024, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-fourth series of Bonds under the Indenture, known as “First Mortgage Bonds, Series QQQ due 2054,” herein sometimes called “2054 Series QQQ Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Sixteenth Supplemental Indenture, dated as of September 1, 2024, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-fifth series of Bonds under the Indenture, known as “First Mortgage Bonds, Series RRR due 2034,” herein sometimes called “2034 Series RRR Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Seventeenth Supplemental Indenture, dated as of August 1, 2025, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-sixth and thirty-seventh series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series SSS due 2035” herein sometimes called “2035 Series SSS Bonds” and (ii) “First Mortgage Bonds, Series TTT due 2055” herein sometimes called “2055 Series TTT Bonds,” respectively; and

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WHEREAS, (i) the 2025 Series SS Bonds were issued under the Indenture in the aggregate principal amount of $50,000,000 and have since been paid at maturity by the Company, (ii) the 2045 Series TT Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $100,000,000, (iii) the 2046 Series UU Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $125,000,000, (iv) the 2048 Series VV Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $125,000,000, (v) the 2042 Series WW Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $10,300,000, (vi) the 2038 Series XX Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $10,500,000, (vii) the 2059 Series YY Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $15,000,000, (viii) the 2049 Series ZZ Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $100,000,000, (ix) the 2059 Series AAA Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $85,000,000, (x) the 2039 Series BBB Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $9,545,000, (xi) the 2043 Series CCC Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $41,000,000, (xii) the 2050 Series DDD Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xiii) the 2050 Series EEE Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xiv) the 2060 Series FFF Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $25,000,000, (xv) the 2050 Series GGG Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $25,000,000, (xvi) the 2060 Series HHH Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xvii) the 2051 Series III Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xviii) the 2061 Series JJJ Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xix) the 2037 Series LLL Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xx) the 2052 Series MMM Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xxi) the 2052 Series NNN Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $125,000,000, (xxii) the 2033 Series OOO Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xxiii) the 2053 Series PPP Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xxiv) the Series 2054 Series QQQ Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $125,000,000, (xxv) the Series 2034 Series RRR Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $75,000,000, (xxvi) the 2035 Series SSS Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $100,000,000, and (xxvii) the 2055 Series TTT Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $100,000,000; and

WHEREAS, the Company has entered into a Note Purchase Agreement dated as of August 20, 2026 (the “Note Purchase Agreement”) with the Purchasers identified in Schedule A attached thereto, pursuant to which the Company will issue its senior notes designated (i) “5.43% Senior Notes, Series 2026A, due August 20, 2036” in the aggregate principal amount of $50,000,000 (the “Series 2026A Senior Notes due 2036”) and (ii) “6.04% Senior Notes, Series 2026B, due August 20, 2056” in the aggregate principal amount of $50,000,000 (the “Series 2026B Senior Notes due 2056”); and

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WHEREAS, the Company has duly determined to create a thirty-eighth and thirty-ninth series of Bonds under the Indenture, to be known as (i) “First Mortgage Bonds, Series UUU due 2036” herein sometimes called “2036 Series UUU Bonds” and (ii) “First Mortgage Bonds, Series VVV due 2056” herein sometimes called “2056 Series VVV Bonds”  to be delivered and pledged to U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as collateral agent (the “Collateral Agent”) pursuant to the Note Purchase Agreement for the benefit and security of the holders of the Series 2026A Senior Notes due 2036 and the Series 2026B Senior Notes due 2056, all as herein provided and as provided in the Note Purchase Agreement, and to add to the covenants and agreements contained in the Indenture, the covenants and agreements hereinafter set forth; and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Eighteenth Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Eighteenth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That NEW JERSEY NATURAL GAS COMPANY, by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of principal of and any premium which may be due and payable on and the interest on all Bonds at any time issued and outstanding under the Indenture according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto the Trustee, and to its successors in the trust, and to it and its assigns forever, and has granted and does hereby grant thereunto a security interest in, all of the property, real, personal and mixed, now owned by the Company and situated in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, or wherever situate (except Excepted Property and property released from the lien of the Indenture by the terms of the Indenture) and also all of the property, real, personal and mixed, hereafter acquired by the Company wherever situate (except Excepted Property and property released from the lien of the Indenture by the terms of the Indenture), including both as to property now owned and property hereafter acquired, without in any way limiting or impairing the enumeration of the same, the scope and intent of the foregoing or of any general or specific description contained in the Indenture, the following:

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I.            FRANCHISES

All and singular, the franchises, grants, permits, immunities, privileges and rights of the Company owned and held by it at the date of the execution hereof or hereafter acquired for the construction, maintenance, and operation of the gas plants and systems now or hereafter subject to the lien hereof, as well as all certificates, franchises, grants, permits, immunities, privileges, and rights of the Company used or useful in the operation of the property now or hereafter mortgaged hereunder, including all and singular the franchises, grants, permits, immunities, privileges, and rights of the Company granted by the governing authorities of any municipalities or other political subdivisions and all renewals, extensions and modifications of said certificates, franchises, grants, permits, privileges, and rights or any of them.

II.          GAS DISTRIBUTION SYSTEMS AND RELATED PROPERTY

All gas generating plants, gas storage plants and gas manufacturing plants of the Company, all the buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the generation, manufacturing and purifying of gas, together with the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, and sites forming a part of such plants or any of them or occupied, enjoyed or used in connection therewith.

All gas distribution or gas transmission systems of the Company, all buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, pipe lines, connections, service pipes, meters, conduits, tools, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the construction, maintenance, repair or operations of such distribution or transmission systems, together with all the certificates, rights, privileges, rights-of-way, franchises, licenses, easements, grants, liberties, immunities, permits of the Company, howsoever conferred or acquired, under, over, or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.  Without limiting the generality of the foregoing, there are expressly included the gas distribution or gas transmission systems located in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, and in the following municipalities in said State and Counties: Aberdeen Township (formerly Matawan Township), Allenhurst Borough, City of Asbury Park, Atlantic Highlands Borough, Avon By the Sea Borough, Barnegat Light Borough, Barnegat Township (formerly named Union Township), Bass River Township, Bay Head Borough, Beach Haven Borough, Beachwood Borough, Belmar Borough, Berkeley Township, Boonton Town, Boonton Township, Bradley Beach Borough, Brick Township, Brielle Borough, Byram Township, Chesterfield Township, Colts Neck Township, Deal Borough, Denville Township, Dover Town, Dover Township, Eagleswood Township, East Brunswick Township, Eatontown Borough, Englishtown Borough, Fair Haven Borough, Farmingdale Borough, Franklin Township in Somerset County, Freehold Borough, Freehold Township, Hanover Township, Harvey Cedars Borough, Hazlet Township, Highlands Borough, Holmdel Township, Hopatcong Borough, Howell Township, Interlaken Borough, Island Heights Borough, Jackson Township, Jefferson Township, Keansburg Borough, Keyport Borough, Lacey Township, Lakehurst Borough, Lakewood Township, Lavallette Borough, Lincoln Park Borough, Little Egg Harbor Township, Little Silver Borough, Loch Arbour Village, Long Beach Township, Long Branch City, Manalapan Township, Manasquan Borough, Manchester Township, Mantoloking Borough, Marlboro Township, Matawan Borough, Middletown Township, Milltown Borough, Mine Hill Township, Monmouth Beach Borough, Monroe Township, Montville Township, Morris Plains Borough, Mount Arlington Borough, Mount Olive Township, Mountain Lakes Borough, Neptune City Borough, Neptune Township, Netcong Borough, New Brunswick City, North Hanover Township, North Brunswick Township, Ocean Township in Monmouth County, Ocean Township in Ocean County, Ocean Gate Borough, Oceanport Borough, Old Bridge Township (formerly named Madison Township), Parsippany-Troy Hills Township, Pine Beach Borough, Plumstead Township, Point Pleasant Borough, Point Pleasant Beach Borough, Randolph Township, Red Bank Borough, Rockaway Borough, Rockaway Township, Roxbury Township, Rumson Borough, Sayreville Borough, Sea Bright Borough, Sea Girt Borough, Seaside Heights Borough, Seaside Park Borough, Ship Bottom Borough, Shrewsbury Borough, Shrewsbury Township, South Belmar Borough, South Brunswick Township, South River Borough, South Toms River Borough, Spring Lake Borough, Spring Lake Heights Borough, Stafford Township, Stanhope Borough, Surf City Borough, Tinton Falls Borough (formerly named New Shrewsbury Borough), Tuckerton Borough, Union Beach Borough, Union Township, Upper Freehold Township, Victory Gardens Borough, Wall Township, Washington Township in Burlington County, Washington Township in Morris County, West Long Branch Borough, West Milford Township and Wharton Borough.

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III.         CONTRACTS

All of the Company’s right, title and interest in and under all contracts, licenses or leases for the purchase of gas, either in effect at the date of execution hereof or hereafter made and any extension or renewal thereof.

TOGETHER WITH ALL AND SINGULAR the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the Trust Estate, or any part thereof, with the reversion or reversions, remainder and remainders, rents, issues, income and profits thereof, and all the right, title, interest and claim whatsoever, at law or in equity, which the Company now has or which it may hereafter acquire in and to the Trust Estate and every part and parcel thereof,

TO HAVE AND TO HOLD the Trust Estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining, unto the Trustee and its successors and assigns forever;

SUBJECT, HOWEVER, as to property hereby conveyed, to Permitted Encumbrances;

BUT IN TRUST, NEVERTHELESS, under and subject to the terms and conditions hereafter set forth, for the equal and proportionate use, benefit, security and protection of each and every person who may be or become the holders of the Bonds hereby secured without preference, priority or distinction as to the lien or otherwise of one Bond over or from the others by reason of priority in the issue or negotiation thereof, or by reason of the date of maturity thereof, or otherwise (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture, may afford additional security for the Bonds of any particular series), and for securing the observance and performance of all the terms, provisions and conditions of the Indenture.

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THIS INDENTURE FURTHER WITNESSETH, that the Company has agreed and covenanted, and hereby does agree and covenant, with the Trustee and its successors and assigns and with the respective holders from time to time of the Bonds, or any thereof, as follows:

ARTICLE I

CERTAIN AMENDMENTS OF INDENTURE

§ 1.1.     The Indenture be and it hereby is amended in the following respects, the section numbers specified below being the sections of the Indenture in which such amendments occur:

§ 1.02.        The following definitions be and they hereby are added at the end of § 1.02:

“(eeeeee) “Eighteenth Supplemental Indenture” shall mean the Eighteenth Supplemental Indenture, dated as of August 1, 2026, supplemental to the Indenture.”

“(ffffff) “2036 Series UUU Bond” shall mean one of the First Mortgage Bonds, Series UUU due 2036, issued hereunder.”

“(gggggg) “2056 Series VVV Bond” shall mean one of the First Mortgage Bonds, Series VVV due 2056, issued hereunder.”

§ 2.11.         The following be and it hereby is added at the end of § 2.11:

“No charge except for taxes or governmental charges shall be made against any holder of any 2036 Series UUU Bond or 2056 Series VVV Bond for the exchange, transfer or registration of transfer thereof.”

§ 8.08.        The period at the end of the first paragraph of § 8.08 be and it hereby is deleted and the following words and figures be and they hereby are added thereto:

“, and the 2036 Series UUU Bonds or 2056 Series VVV Bonds shall be redeemed at the redemption price specified in § 10.80 and § 10.82, respectively.”

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ARTICLE II

2036 SERIES UUU BONDS

§ 2.1.     There shall be a thirty-eighth series of Bonds under the Indenture, known as and entitled “First Mortgage Bonds, Series UUU due 2036” or “First Mortgage Bonds, Series UUU” (herein and in the Indenture referred to as the “2036 Series UUU Bond”), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in Exhibit A to the Indenture.

The aggregate principal amount of 2036 Series UUU Bonds which may be authenticated and delivered and outstanding under the Indenture is $50,000,000.

The 2036 Series UUU Bonds shall be payable to the Collateral Agent, and shall be nontransferable except to a successor of the Collateral Agent, in accordance with the Note Purchase Agreement.

The 2036 Series UUU Bonds shall bear interest at the rate of 5.43% per annum, computed on the basis of a 360-day year of twelve 30-day months, until the principal thereof is paid or made available for payment, and shall mature on August 20, 2036, subject to prior redemption as described herein; provided that any principal, Make-Whole Amount (as defined in the Note Purchase Agreement), and any such installment of interest which is overdue shall bear interest at a rate of interest that is the greater of (i) 7.43% per annum or (ii) 2.00% per annum over the rate of interest publicly announced by PNC Bank, National Association as its “base” or “prime” rate (to the extent that payment of such interest is enforceable under applicable law).

The 2036 Series UUU Bonds shall be in the form of registered Bonds without coupons of denominations of $1,000 and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization.  Any 2036 Series UUU Bonds shall be dated (i) as of the semi-annual interest payment date (as specified in the first paragraph of the 2036 Series UUU Bonds) next preceding the date on which such 2036 Series UUU Bonds shall be authenticated, unless such 2036 Series UUU Bonds are authenticated before February 20, 2027, in which case such 2036 Series UUU Bonds shall be dated August 20, 2026 or, (ii) if such date of authentication shall be an interest payment date, such 2036 Series UUU Bonds shall be dated such interest payment date; provided, however, that, if at the time of authentication of any 2036 Series UUU Bonds interest is in default on the 2036 Series UUU Bonds, such 2036 Series UUU Bonds shall be dated as of the interest payment date to which interest has previously been paid or made available for payment on the 2036 Series UUU Bonds.  All 2036 Series UUU Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2036 Series UUU Bonds, on each date on which interest shall from time to time be payable on the Series 2026A Senior Notes due August 20, 2036; provided, that the obligation of the Company to make payments with respect to the principal of, Make-Whole Amount, if any, and interest on the 2036 Series UUU Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, Make-Whole Amount, if any, and interest on any of the Series 2026A Senior Notes due August 20, 2036 shall have been fully or partially paid from payments made by the Company under the Note Purchase Agreement.  The principal of, Make-Whole Amount, if any, and interest on the 2036 Series UUU Bonds shall be payable at the principal office of the Trustee, in Edison, New Jersey, or, at the option of the Company, at the “principal office” (as indicated pursuant to the Note Purchase Agreement) of the Collateral Agent, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

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Notwithstanding any other provision of the Indenture or of the 2036 Series UUU Bonds, payments of the principal of, Make-Whole Amount, if any, and interest on any 2036 Series UUU Bond may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2036 Series UUU Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at the principal office of the Trustee for the purpose of making such endorsement thereon.

The 2036 Series UUU Bonds shall be subject to redemption at the option of the Company or otherwise, and shall be subject to mandatory redemption, in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article III of this Eighteenth Supplemental Indenture.

The 2036 Series UUU Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to § 11.02 of the Indenture.

Notwithstanding the provisions of § 10.02 or any other provision of the Indenture, the selection of 2036 Series UUU Bonds to be redeemed shall, in case fewer than all of the outstanding 2036 Series UUU Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of One Thousand Dollars ($1,000)) among the registered holders of the 2036 Series UUU Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2036 Series UUU Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2036 Series UUU Bonds).

The definitive 2036 Series UUU Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper.  Subject to the foregoing provisions of this Section and the provisions of § 2.11 of the Indenture, all definitive 2036 Series UUU Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same.  The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.

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§ 2.2.     2036 Series UUU Bonds in the aggregate principal amount of $50,000,000 may forthwith upon the execution and delivery of this Eighteenth Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this Eighteenth Supplemental Indenture.  No additional 2036 Series UUU Bonds shall be issued under Article Four, Five or Six of the Indenture without the consent in writing of the holders of all the outstanding 2036 Series UUU Bonds.

ARTICLE III

REDEMPTION OF THE 2036 SERIES UUU BONDS

§ 3.1.      The following § 10.79 and § 10.80 be and they hereby are added to Article Ten of the Indenture:

“§ 10.79.         The 2036 Series UUU Bonds shall be subject to redemption as follows: payments of principal of, Make-Whole Amount, if any, and interest on the 2036 Series UUU Bonds shall be made to the Collateral Agent to redeem 2036 Series UUU Bonds in such amounts as shall be necessary, in accordance with the provisions of the Note Purchase Agreement, to provide funds under the Note Purchase Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the Series 2026A Senior Notes due August 20, 2036) and (b) make, when due, any prepayment required or permitted by the Series 2026A Senior Notes due August 20, 2036 in connection with any prepayment of the Series 2026A Senior Notes due August 20, 2036; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the Series 2026A Senior Notes due August 20, 2036 shall have been fully or partially made from payments made by the Company on the Notes under the Note Purchase Agreement; provided, further, however, that any principal, Make-Whole Amount, and any interest which is overdue shall bear interest at a rate of interest that is the greater of (i) 7.43% per annum or (ii) 2.00% per annum over the rate of interest publicly announced by PNC Bank, National Association as its “base” or “prime” rate (to the extent that payment of such interest is enforceable under applicable law).  Terms used and not defined in this Section and in Section 10.80 shall have the respective meanings given to them in the Eighteenth Supplemental Indenture.”

“§ 10.80.        In the case of the redemption of 2036 Series UUU Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2036 Series UUU Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 2.1 of the Eighteenth Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium or Make-Whole Amount.”

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ARTICLE IV

2056 SERIES VVV BONDS

§ 4.1.     There shall be a thirty-ninth series of Bonds under the Indenture, known as and entitled “First Mortgage Bonds, Series VVV due 2056” or “First Mortgage Bonds, Series VVV” (herein and in the Indenture referred to as the “2056 Series VVV Bond”), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in Exhibit A to the Indenture.

The aggregate principal amount of 2056 Series VVV Bonds which may be authenticated and delivered and outstanding under the Indenture is $50,000,000.

The 2056 Series VVV Bonds shall be payable to the Collateral Agent, and shall be nontransferable except to a successor of the Collateral Agent, in accordance with the Note Purchase Agreement.

The 2056 Series VVV Bonds shall bear interest at the rate of 6.04% per annum, computed on the basis of a 360-day year of twelve 30-day months, until the principal thereof is paid or made available for payment, and shall mature on August 20, 2056, subject to prior redemption as described herein; provided that any principal, Make-Whole Amount (as defined in the Note Purchase Agreement), and any such installment of interest which is overdue shall bear interest at a rate of interest that is the greater of (i) 8.04% per annum or (ii) 2.00% per annum over the rate of interest publicly announced by PNC Bank, National Association as its “base” or “prime” rate (to the extent that payment of such interest is enforceable under applicable law).

The 2056 Series VVV Bonds shall be in the form of registered Bonds without coupons of denominations of $1,000 and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization.  Any 2056 Series VVV Bonds shall be dated (i) as of the semi-annual interest payment date (as specified in the first paragraph of the 2056 Series VVV Bonds) next preceding the date on which such 2056 Series VVV Bonds shall be authenticated, unless such 2056 Series VVV Bonds are authenticated before February 20, 2027, in which case such 2056 Series VVV Bonds shall be dated August 20, 2026 or, (ii) if such date of authentication shall be an interest payment date, such 2056 Series VVV Bonds shall be dated such interest payment date; provided, however, that, if at the time of authentication of any 2056 Series VVV Bonds interest is in default on the 2056 Series VVV Bonds, such 2056 Series VVV Bonds shall be dated as of the interest payment date to which interest has previously been paid or made available for payment on the 2056 Series VVV Bonds.  All 2056 Series VVV Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2056 Series VVV Bonds, on each date on which interest shall from time to time be payable on the Series 2026B Senior Notes due August 20, 2056; provided, that the obligation of the Company to make payments with respect to the principal of, Make-Whole Amount, if any, and interest on the 2056 Series VVV Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, Make-Whole Amount, if any, and interest on any of the Series 2026B Senior Notes due August 20, 2056 shall have been fully or partially paid from payments made by the Company under the Note Purchase Agreement.  The principal of, Make-Whole Amount, if any, and interest on the 2056 Series VVV Bonds shall be payable at the principal office of the Trustee, in Edison, New Jersey, or, at the option of the Company, at the “principal office” (as indicated pursuant to the Note Purchase Agreement) of the Collateral Agent, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

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Notwithstanding any other provision of the Indenture or of the 2056 Series VVV Bonds, payments of the principal of, Make-Whole Amount, if any, and interest on any 2056 Series VVV Bond may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2056 Series VVV Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at the principal office of the Trustee for the purpose of making such endorsement thereon.

The 2056 Series VVV Bonds shall be subject to redemption at the option of the Company or otherwise, and shall be subject to mandatory redemption, in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article V of this Eighteenth Supplemental Indenture.

The 2056 Series VVV Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to § 11.02 of the Indenture.

Notwithstanding the provisions of § 10.02 or any other provision of the Indenture, the selection of 2056 Series VVV Bonds to be redeemed shall, in case fewer than all of the outstanding 2056 Series VVV Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of One Thousand Dollars ($1,000)) among the registered holders of the 2056 Series VVV Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2056 Series VVV Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2056 Series VVV Bonds).

The definitive 2056 Series VVV Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper.  Subject to the foregoing provisions of this Section and the provisions of § 2.11 of the Indenture, all definitive 2056 Series VVV Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same.  The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.

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§ 4.2.     2056 Series VVV Bonds in the aggregate principal amount of $50,000,000 may forthwith upon the execution and delivery of this Eighteenth Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this Eighteenth Supplemental Indenture.  No additional 2056 Series VVV Bonds shall be issued under Article Four, Five or Six of the Indenture without the consent in writing of the holders of all the outstanding 2056 Series VVV Bonds.

ARTICLE V

REDEMPTION OF THE 2056 SERIES VVV BONDS

§ 5.1.      The following § 10.81 and § 10.82 be and they hereby are added to Article Ten of the Indenture:

“§ 10.81.         The 2056 Series VVV Bonds shall be subject to redemption as follows: payments of principal of, Make-Whole Amount, if any, and interest on the 2056 Series VVV Bonds shall be made to the Collateral Agent to redeem 2056 Series VVV Bonds in such amounts as shall be necessary, in accordance with the provisions of the Note Purchase Agreement, to provide funds under the Note Purchase Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the Series 2026B Senior Notes due August 20, 2056) and (b) make, when due, any prepayment required or permitted by the Series 2026B Senior Notes due August 20, 2056 in connection with any prepayment of the Series 2026B Senior Notes due August 20, 2056; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the Series 2026B Senior Notes due August 20, 2056 shall have been fully or partially made from payments made by the Company on the Notes under the Note Purchase Agreement; provided, further, however, that any principal, Make-Whole Amount, and any interest which is overdue shall bear interest at a rate of interest that is the greater of (i) 8.04% per annum or (ii) 2.00% per annum over the rate of interest publicly announced by PNC Bank, National Association as its “base” or “prime” rate (to the extent that payment of such interest is enforceable under applicable law).  Terms used and not defined in this Section and in Section 10.82 shall have the respective meanings given to them in the Eighteenth Supplemental Indenture.”

“§ 10.82.        In the case of the redemption of 2056 Series VVV Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2056 Series VVV Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 2.1 of the Eighteenth Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium or Make-Whole Amount.”

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ARTICLE VI

MISCELLANEOUS

§ 6.1.    The Company is lawfully seized and possessed of all the real estate, franchises and other property described or referred to in the Indenture (except properties released from the lien of the Indenture pursuant to the provisions thereof) as presently mortgaged, subject to the exceptions stated therein, such real estate, franchises and other property are free and clear of any lien prior to the lien of the Indenture except as set forth in the Granting Clauses of the Indenture and the Company has good right and lawful authority to mortgage the same as provided in and by the Indenture.

§ 6.2.     The Trustee assumes no duties, responsibilities or liabilities by reason of this Eighteenth Supplemental Indenture other than as set forth in the Indenture, and this Eighteenth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length.

§ 6.3.     The terms used in this Eighteenth Supplemental Indenture shall have the meanings assigned thereto in the Indenture.  Reference by number in this Eighteenth Supplemental Indenture to Articles or Sections shall be construed as referring to Articles or Sections contained in the Indenture, unless otherwise stated.

§ 6.4.     As amended and modified by this Eighteenth Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Eighteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

§ 6.5.     Neither the approval by the Board of Public Utilities of the State of New Jersey of the execution and delivery of this Eighteenth Supplemental Indenture nor the approval by said Board of the issue of any Bonds under the Indenture shall in any way be construed as the approval by said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey; nor shall approval by said Board of the issue of any Bonds under the Indenture bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of Bonds under the Indenture or otherwise.

§ 6.6.    This Eighteenth Supplemental Indenture may be executed in any number of counterparts and all said counterparts executed and delivered each as an original shall constitute but one and the same instrument.

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NEW JERSEY NATURAL GAS COMPANY HEREBY DECLARES THAT IT HAS READ THIS EIGHTEENTH SUPPLEMENTAL INDENTURE, HAS RECEIVED A COMPLETELY FILLED-IN TRUE COPY OF IT WITHOUT CHARGE AND HAS SIGNED THIS EIGHTEENTH SUPPLEMENTAL INDENTURE ON THE DATE CONTAINED IN ITS ACKNOWLEDGEMENT HEREOF.

IN WITNESS WHEREOF, NEW JERSEY NATURAL GAS COMPANY has caused these presents to be signed in its corporate name by its President, a Vice President or its Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. Bank National Association in evidence of its acceptance of the trust hereby created, has caused these presents to be signed in its corporate name by one of its Vice Presidents.

NEW JERSEY NATURAL GAS COMPANY

By:
Name: Daniel Sergott
Title: Treasurer

[Corporate Seal]

ATTEST:

Name: Tejal K. Mehta
Title: Corporate Secretary

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U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name: Gregory P. Guim
Title: Vice President

ATTEST:

Name: [Paul D. O’Brien]
Title: Vice President

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STATE OF NEW JERSEY	)
	)	SS:
COUNTY OF MONMOUTH	)

BE IT REMEMBERED that on this ___ day of August, 2026, before me, the subscriber, an Attorney-at-Law of the State of New Jersey, and I hereby certify that I am such an Attorney-at-Law as witness my hand, personally appeared Tejal K. Mehta to me known who, being by me duly sworn according to law, on her oath, does depose and make proof to my satisfaction that she is the Corporate Secretary of NEW JERSEY NATURAL GAS COMPANY, the grantor or mortgagor in the foregoing Supplemental Indenture named; that she well knows the seal of said corporation; that the seal affixed to said Supplemental Indenture is the corporate seal of said corporation, and that it was so affixed in pursuance of resolutions of the Board of Directors of said corporation; that Daniel Sergott is Treasurer of said corporation; that she saw said Daniel Sergott, as such Treasurer, affix said seal thereto, sign and deliver said Supplemental Indenture, and heard him declare that she signed, sealed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolutions, and that this deponent signed his name thereto, at the same time, as attesting witness.

Name:	Tejal K. Mehta
Title:	Corporate Secretary and Assistant General Counsel

Subscribed and sworn to before me,
an Attorney-at-Law of the State of
New Jersey, at Wall, New Jersey,
the day and year aforesaid.

Name:	Melissa Abraham

Attorney-at-Law of the
State of New Jersey

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ACKNOWLEDGEMENT

STATE OF PENNSYLVANIA	)
	)	ss:
COUNTY OF PHILADELPHIA	)

I HEREBY CERTIFY that on this ___ day of August, 2026, before me, a Notary Public for the state aforesaid, personally appeared Gregory P. Guim, known to me or satisfactorily proven to be the Person whose name is subscribed to the Eighteenth Supplemental Indenture dated as of August 1, 2026, who acknowledged that he is an authorized signatory for U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, a national banking association, as Trustee; that he has been duly authorized to execute, and has executed, such instrument on its behalf for the purposes therein set forth; and that the same is its act and deed.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.

Jaylin Johnson
Notary Public
My commission expires on______________

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Form of Second Closing Supplemental Indenture

MORTGAGE

NEW JERSEY NATURAL GAS COMPANY

To

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
As Trustee

NINETEENTH SUPPLEMENTAL INDENTURE

Dated as of October 1, 2026

Supplemental to Amended and Restated Indenture of Mortgage,
Deed of Trust and Security Agreement Dated as of September 1, 2014,
As Supplemented and Amended

Prepared by:	Heather Ducat	Record and Return to:	Richard Reich, Esq.
	Troutman Pepper Locke LLP		NJR Service Corporation
	600 Peachtree Street, NE, Suite 3000		1415 Wyckoff Road
	Atlanta, GA 30308		Wall, New Jersey 07719

Exhibit 2(b)
(to Note Purchase Agreement)

MORTGAGE

NINETEENTH SUPPLEMENTAL INDENTURE, dated as of October 1, 2026, between NEW JERSEY NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the “Company”), having its principal office at 1415 Wyckoff Road, Wall, New Jersey, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. BANK NATIONAL ASSOCIATION, a national banking association (hereinafter called the “Trustee”), having a principal office at 333 Thornall Street, 4th Floor, Edison, New Jersey 08837, as Trustee under the Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement hereinafter mentioned.

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Amended and Restated Indenture of Mortgage, Deed of Trust and Security Agreement, dated as of September 1, 2014 (the “Amended and Restated Indenture” and, as originally executed or as the same may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions thereof, the “Indenture”), to secure the payment of the principal of and the interest and premium (if any) on all Bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Bonds are to be issued thereunder; and

WHEREAS, the Amended and Restated Indenture completely restated and amended the Indenture of Mortgage and Deed of Trust, dated April 1, 1952, as heretofore supplemented and amended (the “Original Indenture”) without any interruption of the Lien of the Original Indenture; and

WHEREAS, Bonds in the aggregate principal amount of $10,300,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series II due 2023,” herein sometimes called “2023 Series II Bonds,” were designated as Existing Bonds in Section 3.01 of the Indenture, provided that such 2023 Series II Bonds have since been retired by the Company and replaced with the 2042 Series WW Bonds (as hereinafter defined); and

WHEREAS, Bonds in the aggregate principal amount of $10,500,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series JJ due 2024,” herein sometimes called “2024 Series JJ Bonds,” were designated as Existing Bonds in Section 3.02 of the Indenture, provided that such 2024 Series JJ Bonds have since been retired by the Company and replaced with the 2038 Series XX Bonds (as hereinafter defined); and

WHEREAS, Bonds in the aggregate principal amount of $15,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series KK due 2040,” herein sometimes called “2040 Series KK Bonds,” were designated as Existing Bonds in Section 3.03 of the Indenture, provided that such 2040 Series KK Bonds have since been retired by the Company and replaced with the 2059 Series YY Bonds (as hereinafter defined); and

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WHEREAS, Bonds in the aggregate principal amount of $125,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series LL due 2018,” herein sometimes called “2018 Series LL Bonds,” were designated as Existing Bonds in Section 3.04 of the Indenture, which 2018 Series LL Bonds have since been paid at maturity by the Company; and

WHEREAS, Bonds in the aggregate principal amount of $9,545,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series MM due 2027,” herein sometimes called “2027 Series MM Bonds,” were designated as Existing Bonds in Section 3.05 of the Indenture, provided that such 2027 Series MM Bonds have since been retired by the Company and replaced with the 2039 Series BBB Bonds (as hereinafter defined); and

WHEREAS, Bonds in the aggregate principal amount of $41,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series NN due 2035,” herein sometimes called “2035 Series NN Bonds,” were designated as Existing Bonds in Section 3.06 of the Indenture, provided that such 2035 Series NN Bonds have since been retired by the Company and replaced with the 2043 Series CCC Bonds (as hereinafter defined); and

WHEREAS, Bonds in the aggregate principal amount of $46,500,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series OO due 2041,” herein sometimes called “2041 Series OO Bonds,” have been designated as Existing Bonds in Section 3.07 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and

WHEREAS, Bonds in the aggregate principal amount of $50,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series PP due 2028,” herein sometimes called “2028 Series PP Bonds,” have been designated as Existing Bonds in Section 3.08 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and

WHEREAS, Bonds in the aggregate principal amount of $70,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series QQ due 2024,” herein sometimes called “2024 Series QQ Bonds,” have been designated as Existing Bonds in Section 3.09 of the Indenture, which 2024 Series QQ Bonds have since been paid at maturity by the Company; and

WHEREAS, Bonds in the aggregate principal amount of $55,000,000, originally issued under and in accordance with the terms of the Original Indenture, as supplemented and amended, as a series designated “First Mortgage Bonds, Series RR due 2044,” herein sometimes called “2044 Series RR Bonds,” have been designated as Existing Bonds in Section 3.10 of the Indenture and are outstanding at the date hereof and secured by the Indenture; and

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WHEREAS, the Amended and Restated Indenture provides that, subject to certain exceptions not presently relevant, such changes in or additions to the provisions of the Indenture (terms used herein having the meanings assigned thereto in the Amended and Restated Indenture except as herein expressly modified) may be made to add to the covenants and agreements of the Company in the Indenture contained other covenants and agreements thereafter to be observed by the Company; and to provide for the creation of any series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series as in the Indenture provided or permitted; and

WHEREAS, the Indenture further provides that the Company and the Trustee may enter into indentures supplemental to the Indenture to assign, convey, mortgage, pledge, transfer and set over unto the Trustee and to subject to the lien of the Indenture additional property of the Company; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the First Supplemental Indenture, dated as of April 1, 2015, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create an eleventh and a twelfth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series SS due 2025,” herein sometimes called “2025 Series SS Bonds,” and (ii) “First Mortgage Bonds, Series TT due 2045,” herein sometimes called “2045 Series TT Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Second Supplemental Indenture, dated as of June 21, 2016, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirteenth series of Bonds under the Indenture, known as “First Mortgage Bonds, Series UU due 2046,” herein sometimes called “2046 Series UU Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Third Supplemental Indenture, dated as of May 1, 2018, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a fourteenth series of Bonds under the Indenture, known as “First Mortgage Bonds, Series VV due 2048,” herein sometimes called “2048 Series VV Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Fourth Supplemental Indenture, dated as of April 1, 2019, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a fifteenth, a sixteenth and a seventeenth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series WW due 2042,” herein sometimes called “2042 Series WW Bonds,” (ii) “First Mortgage Bonds, Series XX due 2038,” herein sometimes called “2038 Series XX Bonds,” and (iii) (ii) “First Mortgage Bonds, Series YY due 2059,” herein sometimes called “2059 Series YY Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Fifth Supplemental Indenture, dated as of July 1, 2019, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create an eighteenth and nineteenth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series ZZ due 2049,” herein sometimes called “2049 Series ZZ Bonds,” and (ii) “First Mortgage Bonds, Series AAA due 2059,” herein sometimes called “2059 Series AAA Bonds,” respectively; and

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WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Sixth Supplemental Indenture, dated as of August 1, 2019, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twentieth and twenty-first series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series BBB due 2039,” herein sometimes called “2039 Series BBB Bonds” (to replace the 2027 Series MM Bonds) and (ii) “First Mortgage Bonds, Series CCC due 2043,” herein sometimes called “2043 Series CCC Bonds” (to replace the 2035 Series NN Bonds), respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Seventh Supplemental Indenture, dated as of June 1, 2020, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twenty-second series of Bonds under the Indenture, known as “First Mortgage Bonds, Series DDD due 2050,” herein sometimes called “2050 Series DDD Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Eighth Supplemental Indenture, dated as of July 1, 2020, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twenty-third and twenty-fourth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series EEE due 2050,” herein sometimes called “2050 Series EEE Bonds” and (ii) “First Mortgage Bonds, Series FFF due 2060,” herein sometimes called “2060 Series FFF Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Ninth Supplemental Indenture, dated as of September 1, 2020, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twenty-fifth and twenty-sixth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series GGG due 2050,” herein sometimes called “2050 Series GGG Bonds” and (ii) “First Mortgage Bonds, Series HHH due 2060,” herein sometimes called “2060 Series HHH Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Tenth Supplemental Indenture, dated as of October 1, 2021, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twenty-seventh and twenty-eighth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series III due 2051,” herein sometimes called “2051 Series III Bonds” and (ii) “First Mortgage Bonds, Series JJJ due 2061,” herein sometimes called “2061 Series JJJ Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Eleventh Supplemental Indenture, dated as of May 1, 2022, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a twenty-ninth and thirtieth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series LLL due 2037,” herein sometimes called “2037 Series LLL Bonds” and (ii) “First Mortgage Bonds, Series MMM due 2052,” herein sometimes called “2052 Series MMM Bonds,” respectively; and

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WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Twelfth Supplemental Indenture, dated as of October 1, 2022, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-first series of Bonds under the Indenture, known as “First Mortgage Bonds, Series NNN due 2052,” herein sometimes called “2052 Series NNN Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Thirteenth Supplemental Indenture, dated as of September 1, 2023, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-second series of Bonds under the Indenture, known as “First Mortgage Bonds, Series OOO due 2033,” herein sometimes called “2033 Series OOO Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Fourteenth Supplemental Indenture, dated as of October 1, 2023, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-third series of Bonds under the Indenture, known as “First Mortgage Bonds, Series PPP due 2053,” herein sometimes called “2053 Series PPP Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Fifteenth Supplemental Indenture, dated as of June 1, 2024, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-fourth series of Bonds under the Indenture, known as “First Mortgage Bonds, Series QQQ due 2054,” herein sometimes called “2054 Series QQQ Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Sixteenth Supplemental Indenture, dated as of September 1, 2024, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-fifth series of Bonds under the Indenture, known as “First Mortgage Bonds, Series RRR due 2034,” herein sometimes called “2034 Series RRR Bonds”; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Seventeenth Supplemental Indenture, dated as of August 1, 2025, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-sixth and thirty-seventh series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series SSS due 2035” herein sometimes called “2035 Series SSS Bonds” and (ii) “First Mortgage Bonds, Series TTT due 2055” herein sometimes called “2055 Series TTT Bonds,” respectively; and

WHEREAS, pursuant to the Amended and Restated Indenture as amended by the Eighteenth Supplemental Indenture, dated as of August 1, 2026, between the Company and the Trustee, the Company determined to amend certain provisions of the Amended and Restated Indenture and to create a thirty-eighth and thirty-ninth series of Bonds under the Indenture, known as (i) “First Mortgage Bonds, Series UUU due 2036,” herein sometimes called “2036 Series UUU Bonds” and (ii) “First Mortgage Bonds, Series VVV due 2056” herein sometimes called “2056 Series VVV Bonds”; and

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WHEREAS, (i) the 2025 Series SS Bonds were issued under the Indenture in the aggregate principal amount of $50,000,000 and have since been paid at maturity by the Company, (ii) the 2045 Series TT Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $100,000,000, (iii) the 2046 Series UU Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $125,000,000, (iv) the 2048 Series VV Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $125,000,000, (v) the 2042 Series WW Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $10,300,000, (vi) the 2038 Series XX Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $10,500,000, (vii) the 2059 Series YY Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $15,000,000, (viii) the 2049 Series ZZ Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $100,000,000, (ix) the 2059 Series AAA Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $85,000,000, (x) the 2039 Series BBB Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $9,545,000, (xi) the 2043 Series CCC Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $41,000,000, (xii) the 2050 Series DDD Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xiii) the 2050 Series EEE Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xiv) the 2060 Series FFF Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $25,000,000, (xv) the 2050 Series GGG Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $25,000,000, (xvi) the 2060 Series HHH Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xvii) the 2051 Series III Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xviii) the 2061 Series JJJ Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xix) the 2037 Series LLL Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xx) the 2052 Series MMM Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xxi) the 2052 Series NNN Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $125,000,000, (xxii) the 2033 Series OOO Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xxiii) the 2053 Series PPP Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000, (xxiv) the Series 2054 Series QQQ Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $125,000,000, (xxv) the Series 2034 Series RRR Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $75,000,000, (xxvi) the 2035 Series SSS Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $100,000,000, (xxvii) the 2055 Series TTT Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $100,000,000, (xxviii) the 2036 Series UUU Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000 and (xxix) the 2056 Series VVV Bonds were issued in and are currently outstanding under the Indenture in the aggregate principal amount of $50,000,000; and

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WHEREAS, the Company has entered into a Note Purchase Agreement dated as of August 20, 2026 (the “Note Purchase Agreement”) with the Purchasers identified in Schedule A attached thereto, pursuant to which the Company will issue its senior notes designated “5.43% Senior Notes, Series 2026C, due October 22, 2036” in the aggregate principal amount of $50,000,000 (the “Series 2026C Senior Notes due 2036”); and

WHEREAS, the Company has duly determined to create a fortieth series of Bonds under the Indenture, to be known as “First Mortgage Bonds, Series WWW due 2036” herein sometimes called “2036 Series WWW Bonds,” to be delivered and pledged to U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as collateral agent (the “Collateral Agent”) pursuant to the Note Purchase Agreement for the benefit and security of the holders of the Series 2026C Senior Notes due 2036, all as herein provided and as provided in the Note Purchase Agreement, and to add to the covenants and agreements contained in the Indenture, the covenants and agreements hereinafter set forth; and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Nineteenth Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Nineteenth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That NEW JERSEY NATURAL GAS COMPANY, by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of principal of and any premium which may be due and payable on and the interest on all Bonds at any time issued and outstanding under the Indenture according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto the Trustee, and to its successors in the trust, and to it and its assigns forever, and has granted and does hereby grant thereunto a security interest in, all of the property, real, personal and mixed, now owned by the Company and situated in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, or wherever situate (except Excepted Property and property released from the lien of the Indenture by the terms of the Indenture) and also all of the property, real, personal and mixed, hereafter acquired by the Company wherever situate (except Excepted Property and property released from the lien of the Indenture by the terms of the Indenture), including both as to property now owned and property hereafter acquired, without in any way limiting or impairing the enumeration of the same, the scope and intent of the foregoing or of any general or specific description contained in the Indenture, the following:

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I.	FRANCHISES

All and singular, the franchises, grants, permits, immunities, privileges and rights of the Company owned and held by it at the date of the execution hereof or hereafter acquired for the construction, maintenance, and operation of the gas plants and systems now or hereafter subject to the lien hereof, as well as all certificates, franchises, grants, permits, immunities, privileges, and rights of the Company used or useful in the operation of the property now or hereafter mortgaged hereunder, including all and singular the franchises, grants, permits, immunities, privileges, and rights of the Company granted by the governing authorities of any municipalities or other political subdivisions and all renewals, extensions and modifications of said certificates, franchises, grants, permits, privileges, and rights or any of them.

II.	GAS DISTRIBUTION SYSTEMS AND RELATED PROPERTY

All gas generating plants, gas storage plants and gas manufacturing plants of the Company, all the buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the generation, manufacturing and purifying of gas, together with the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, and sites forming a part of such plants or any of them or occupied, enjoyed or used in connection therewith.

E-2(b)-9

All gas distribution or gas transmission systems of the Company, all buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, pipe lines, connections, service pipes, meters, conduits, tools, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the construction, maintenance, repair or operations of such distribution or transmission systems, together with all the certificates, rights, privileges, rights-of-way, franchises, licenses, easements, grants, liberties, immunities, permits of the Company, howsoever conferred or acquired, under, over, or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.  Without limiting the generality of the foregoing, there are expressly included the gas distribution or gas transmission systems located in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, and in the following municipalities in said State and Counties: Aberdeen Township (formerly Matawan Township), Allenhurst Borough, City of Asbury Park, Atlantic Highlands Borough, Avon By the Sea Borough, Barnegat Light Borough, Barnegat Township (formerly named Union Township), Bass River Township, Bay Head Borough, Beach Haven Borough, Beachwood Borough, Belmar Borough, Berkeley Township, Boonton Town, Boonton Township, Bradley Beach Borough, Brick Township, Brielle Borough, Byram Township, Chesterfield Township, Colts Neck Township, Deal Borough, Denville Township, Dover Town, Dover Township, Eagleswood Township, East Brunswick Township, Eatontown Borough, Englishtown Borough, Fair Haven Borough, Farmingdale Borough, Franklin Township in Somerset County, Freehold Borough, Freehold Township, Hanover Township, Harvey Cedars Borough, Hazlet Township, Highlands Borough, Holmdel Township, Hopatcong Borough, Howell Township, Interlaken Borough, Island Heights Borough, Jackson Township, Jefferson Township, Keansburg Borough, Keyport Borough, Lacey Township, Lakehurst Borough, Lakewood Township, Lavallette Borough, Lincoln Park Borough, Little Egg Harbor Township, Little Silver Borough, Loch Arbour Village, Long Beach Township, Long Branch City, Manalapan Township, Manasquan Borough, Manchester Township, Mantoloking Borough, Marlboro Township, Matawan Borough, Middletown Township, Milltown Borough, Mine Hill Township, Monmouth Beach Borough, Monroe Township, Montville Township, Morris Plains Borough, Mount Arlington Borough, Mount Olive Township, Mountain Lakes Borough, Neptune City Borough, Neptune Township, Netcong Borough, New Brunswick City, North Hanover Township, North Brunswick Township, Ocean Township in Monmouth County, Ocean Township in Ocean County, Ocean Gate Borough, Oceanport Borough, Old Bridge Township (formerly named Madison Township), Parsippany-Troy Hills Township, Pine Beach Borough, Plumstead Township, Point Pleasant Borough, Point Pleasant Beach Borough, Randolph Township, Red Bank Borough, Rockaway Borough, Rockaway Township, Roxbury Township, Rumson Borough, Sayreville Borough, Sea Bright Borough, Sea Girt Borough, Seaside Heights Borough, Seaside Park Borough, Ship Bottom Borough, Shrewsbury Borough, Shrewsbury Township, South Belmar Borough, South Brunswick Township, South River Borough, South Toms River Borough, Spring Lake Borough, Spring Lake Heights Borough, Stafford Township, Stanhope Borough, Surf City Borough, Tinton Falls Borough (formerly named New Shrewsbury Borough), Tuckerton Borough, Union Beach Borough, Union Township, Upper Freehold Township, Victory Gardens Borough, Wall Township, Washington Township in Burlington County, Washington Township in Morris County, West Long Branch Borough, West Milford Township and Wharton Borough.

III.	CONTRACTS

All of the Company’s right, title and interest in and under all contracts, licenses or leases for the purchase of gas, either in effect at the date of execution hereof or hereafter made and any extension or renewal thereof.

TOGETHER WITH ALL AND SINGULAR the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the Trust Estate, or any part thereof, with the reversion or reversions, remainder and remainders, rents, issues, income and profits thereof, and all the right, title, interest and claim whatsoever, at law or in equity, which the Company now has or which it may hereafter acquire in and to the Trust Estate and every part and parcel thereof,

TO HAVE AND TO HOLD the Trust Estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining, unto the Trustee and its successors and assigns forever;

SUBJECT, HOWEVER, as to property hereby conveyed, to Permitted Encumbrances;

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BUT IN TRUST, NEVERTHELESS, under and subject to the terms and conditions hereafter set forth, for the equal and proportionate use, benefit, security and protection of each and every person who may be or become the holders of the Bonds hereby secured without preference, priority or distinction as to the lien or otherwise of one Bond over or from the others by reason of priority in the issue or negotiation thereof, or by reason of the date of maturity thereof, or otherwise (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture, may afford additional security for the Bonds of any particular series), and for securing the observance and performance of all the terms, provisions and conditions of the Indenture.

THIS INDENTURE FURTHER WITNESSETH, that the Company has agreed and covenanted, and hereby does agree and covenant, with the Trustee and its successors and assigns and with the respective holders from time to time of the Bonds, or any thereof, as follows:

ARTICLE I

CERTAIN AMENDMENTS OF INDENTURE

§ 1.1.      The Indenture be and it hereby is amended in the following respects, the section numbers specified below being the sections of the Indenture in which such amendments occur:

§ 1.02.      The following definitions be and they hereby are added at the end of § 1.02:

“(hhhhhh) “Nineteenth Supplemental Indenture” shall mean the Nineteenth Supplemental Indenture, dated as of October 1, 2026, supplemental to the Indenture.”

“(iiiiii)  “Series WWW due 2036” shall mean one of the First Mortgage Bonds, Series WWW due 2036, issued hereunder.”

§ 2.11.          The following be and it hereby is added at the end of § 2.11:

“No charge except for taxes or governmental charges shall be made against any holder of any 2036 Series WWW Bond for the exchange, transfer or registration of transfer thereof.”

§ 8.08.      The period at the end of the first paragraph of § 8.08 be and it hereby is deleted and the following words and figures be and they hereby are added thereto:

“, and the 2036 Series WWW Bonds shall be redeemed at the redemption price specified in § 10.84.”

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ARTICLE II

2036 SERIES WWW BONDS

§ 2.1.     There shall be a fortieth series of Bonds under the Indenture, known as and entitled “First Mortgage Bonds, Series WWW due 2036” or “First Mortgage Bonds, Series WWW” (herein and in the Indenture referred to as the “2036 Series WWW Bond”), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in Exhibit A to the Indenture.

The aggregate principal amount of 2036 Series WWW Bonds which may be authenticated and delivered and outstanding under the Indenture is $50,000,000.

The 2036 Series WWW Bonds shall be payable to the Collateral Agent, and shall be nontransferable except to a successor of the Collateral Agent, in accordance with the Note Purchase Agreement.

The 2036 Series WWW Bonds shall bear interest at the rate of 5.43% per annum, computed on the basis of a 360-day year of twelve 30-day months, until the principal thereof is paid or made available for payment, and shall mature on October 22, 2036, subject to prior redemption as described herein; provided that any principal, Make-Whole Amount (as defined in the Note Purchase Agreement), and any such installment of interest which is overdue shall bear interest at a rate of interest that is the greater of (i) 7.43% per annum or (ii) 2.00% per annum over the rate of interest publicly announced by PNC Bank, National Association as its “base” or “prime” rate (to the extent that payment of such interest is enforceable under applicable law).

The 2036 Series WWW Bonds shall be in the form of registered Bonds without coupons of denominations of $1,000 and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization.  Any 2036 Series WWW Bonds shall be dated (i) as of the semi-annual interest payment date (as specified in the first paragraph of the 2036 Series WWW Bonds) next preceding the date on which such 2036 Series WWW Bonds shall be authenticated, unless such 2036 Series WWW Bonds are authenticated before April 22, 2027, in which case such 2036 Series WWW Bonds shall be dated October 22, 2026 or, (ii) if such date of authentication shall be an interest payment date, such 2036 Series WWW Bonds shall be dated such interest payment date; provided, however, that, if at the time of authentication of any 2036 Series WWW Bonds interest is in default on the 2036 Series WWW Bonds, such 2036 Series WWW Bonds shall be dated as of the interest payment date to which interest has previously been paid or made available for payment on the 2036 Series WWW Bonds.  All 2036 Series WWW Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2036 Series WWW Bonds, on each date on which interest shall from time to time be payable on the Series 2026C Senior Notes due October 22, 2036; provided, that the obligation of the Company to make payments with respect to the principal of, Make-Whole Amount, if any, and interest on the 2036 Series WWW Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of, Make-Whole Amount, if any, and interest on any of the Series 2026C Senior Notes due October 22, 2036 shall have been fully or partially paid from payments made by the Company under the Note Purchase Agreement.  The principal of, Make-Whole Amount, if any, and interest on the 2036 Series WWW Bonds shall be payable at the principal office of the Trustee, in Edison, New Jersey, or, at the option of the Company, at the “principal office” (as indicated pursuant to the Note Purchase Agreement) of the Collateral Agent, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

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Notwithstanding any other provision of the Indenture or of the 2036 Series WWW Bonds, payments of the principal of, Make-Whole Amount, if any, and interest on any 2036 Series WWW Bond may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2036 Series WWW Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at the principal office of the Trustee for the purpose of making such endorsement thereon.

The 2036 Series WWW Bonds shall be subject to redemption at the option of the Company or otherwise, and shall be subject to mandatory redemption, in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article III of this Nineteenth Supplemental Indenture.

The 2036 Series WWW Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to § 11.02 of the Indenture.

Notwithstanding the provisions of § 10.02 or any other provision of the Indenture, the selection of 2036 Series WWW Bonds to be redeemed shall, in case fewer than all of the outstanding 2036 Series WWW Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of One Thousand Dollars ($1,000)) among the registered holders of the 2036 Series WWW Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2036 Series WWW Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2036 Series WWW Bonds).

The definitive 2036 Series WWW Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper.  Subject to the foregoing provisions of this Section and the provisions of § 2.11 of the Indenture, all definitive 2036 Series WWW Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same.  The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.

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§ 2.2.     2036 Series WWW Bonds in the aggregate principal amount of $50,000,000 may forthwith upon the execution and delivery of this Nineteenth Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this Nineteenth Supplemental Indenture.  No additional 2036 Series WWW Bonds shall be issued under Article Four, Five or Six of the Indenture without the consent in writing of the holders of all the outstanding 2036 Series WWW Bonds.

ARTICLE III

REDEMPTION OF THE 2036 SERIES WWW BONDS

§ 3.1.      The following § 10.83 and § 10.84 be and they hereby are added to Article Ten of the Indenture:

“§ 10.83.      The 2036 Series WWW Bonds shall be subject to redemption as follows: payments of principal of, Make-Whole Amount, if any, and interest on the 2036 Series WWW Bonds shall be made to the Collateral Agent to redeem 2036 Series WWW Bonds in such amounts as shall be necessary, in accordance with the provisions of the Note Purchase Agreement, to provide funds under the Note Purchase Agreement to (a) make, when due, payment at maturity (including, without limitation, maturity upon acceleration of the Series 2026C Senior Notes due October 22, 2036) and (b) make, when due, any prepayment required or permitted by the Series 2026C Senior Notes due October 22, 2036 in connection with any prepayment of the Series 2026C Senior Notes due October 22, 2036; provided, however, that the obligation of the Company to make any redemption payments under this Section shall be fully or partially, as the case may be, satisfied and discharged to the extent that at any time such payment shall be due, the then due payment at maturity or redemption payment on any of the Series 2026C Senior Notes due October 22, 2036 shall have been fully or partially made from payments made by the Company on the Notes under the Note Purchase Agreement; provided, further, however, that any principal, Make-Whole Amount, and any interest which is overdue shall bear interest at a rate of interest that is the greater of (i) 7.43% per annum or (ii) 2.00% per annum over the rate of interest publicly announced by PNC Bank, National Association as its “base” or “prime” rate (to the extent that payment of such interest is enforceable under applicable law).  Terms used and not defined in this Section and in Section 10.84 shall have the respective meanings given to them in the Nineteenth Supplemental Indenture.”

“§ 10.84.          In the case of the redemption of 2036 Series WWW Bonds out of moneys deposited with the Trustee pursuant to § 8.08, such 2036 Series WWW Bonds shall, upon compliance with provisions of § 10.02, and subject to the provisions of § 2.1 of the Nineteenth Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium or Make-Whole Amount.”

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ARTICLE IV

MISCELLANEOUS

§ 4.1.      The Company is lawfully seized and possessed of all the real estate, franchises and other property described or referred to in the Indenture (except properties released from the lien of the Indenture pursuant to the provisions thereof) as presently mortgaged, subject to the exceptions stated therein, such real estate, franchises and other property are free and clear of any lien prior to the lien of the Indenture except as set forth in the Granting Clauses of the Indenture and the Company has good right and lawful authority to mortgage the same as provided in and by the Indenture.

§ 4.2.      The Trustee assumes no duties, responsibilities or liabilities by reason of this Nineteenth Supplemental Indenture other than as set forth in the Indenture, and this Nineteenth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length.

§ 4.3.    The terms used in this Nineteenth Supplemental Indenture shall have the meanings assigned thereto in the Indenture.  Reference by number in this Nineteenth Supplemental Indenture to Articles or Sections shall be construed as referring to Articles or Sections contained in the Indenture, unless otherwise stated.

§ 4.4.     As amended and modified by this Nineteenth Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Nineteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

§ 4.5.       Neither the approval by the Board of Public Utilities of the State of New Jersey of the execution and delivery of this Nineteenth Supplemental Indenture nor the approval by said Board of the issue of any Bonds under the Indenture shall in any way be construed as the approval by said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey; nor shall approval by said Board of the issue of any Bonds under the Indenture bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of Bonds under the Indenture or otherwise.

§ 4.6.     This Nineteenth Supplemental Indenture may be executed in any number of counterparts and all said counterparts executed and delivered each as an original shall constitute but one and the same instrument.

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NEW JERSEY NATURAL GAS COMPANY HEREBY DECLARES THAT IT HAS READ THIS NINETEENTH SUPPLEMENTAL INDENTURE, HAS RECEIVED A COMPLETELY FILLED-IN TRUE COPY OF IT WITHOUT CHARGE AND HAS SIGNED THIS NINETEENTH SUPPLEMENTAL INDENTURE ON THE DATE CONTAINED IN ITS ACKNOWLEDGEMENT HEREOF.

IN WITNESS WHEREOF, NEW JERSEY NATURAL GAS COMPANY has caused these presents to be signed in its corporate name by its President, a Vice President or its Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. Bank National Association in evidence of its acceptance of the trust hereby created, has caused these presents to be signed in its corporate name by one of its Vice Presidents.

NEW JERSEY NATURAL GAS COMPANY

By:
Name: Daniel Sergott
Title: Treasurer

[Corporate Seal]

ATTEST:

Name: Tejal K. Mehta
Title: Corporate Secretary

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U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name: Gregory P. Guim
Title: Vice President

ATTEST:

Name: [Paul D. O’Brien]
Title: Vice President

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STATE OF NEW JERSEY	)
	)	SS:
COUNTY OF MONMOUTH	)

BE IT REMEMBERED that on this ___ day of October, 2026, before me, the subscriber, an Attorney-at-Law of the State of New Jersey, and I hereby certify that I am such an Attorney-at-Law as witness my hand, personally appeared Tejal K. Mehta to me known who, being by me duly sworn according to law, on her oath, does depose and make proof to my satisfaction that she is the Corporate Secretary of NEW JERSEY NATURAL GAS COMPANY, the grantor or mortgagor in the foregoing Supplemental Indenture named; that she well knows the seal of said corporation; that the seal affixed to said Supplemental Indenture is the corporate seal of said corporation, and that it was so affixed in pursuance of resolutions of the Board of Directors of said corporation; that Daniel Sergott is Treasurer of said corporation; that she saw said Daniel Sergott, as such Treasurer, affix said seal thereto, sign and deliver said Supplemental Indenture, and heard him declare that she signed, sealed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolutions, and that this deponent signed his name thereto, at the same time, as attesting witness.

Name:	Tejal K. Mehta
Title:	Corporate Secretary and Assistant General Counsel

Subscribed and sworn to before me,
an Attorney-at-Law of the State of
New Jersey, at Wall, New Jersey,
the day and year aforesaid.

Name:	Melissa Abraham

Attorney-at-Law of the
State of New Jersey

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ACKNOWLEDGEMENT

STATE OF [PENNSYLVANIA]	)
	)	ss:
COUNTY OF [___]	)

I HEREBY CERTIFY that on this ___ day of October, 2026, before me, a Notary Public for the state aforesaid, personally appeared Gregory P. Guim, known to me or satisfactorily proven to be the Person whose name is subscribed to the Nineteenth Supplemental Indenture dated as of October 1, 2026, who acknowledged that he is an authorized signatory for U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, a national banking association, as Trustee; that he has been duly authorized to execute, and has executed, such instrument on its behalf for the purposes therein set forth; and that the same is its act and deed.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.

[___]
Notary Public
My commission expires on______________

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Form of Opinion of Special Counsel
to the Company

The closing opinions of Melissa Abraham, Esq. and Troutman Pepper Locke LLP, special counsel for the Company, which are called for by Section 4.4(a) of the Agreement, shall be dated the date of the applicable Closing and addressed to each Purchaser, shall be satisfactory in scope and form to each Purchaser, and shall be accompanied by a letter of special counsel authorizing the Collateral Agent to rely on the opinion as if it were addressed to the Collateral Agent.  The opinion shall be to the effect that:

1. The Company is a corporation incorporated, validly existing and in good standing under the laws of the State of New Jersey, has the corporate power and the corporate authority to (a) execute the Note Purchase Agreement and the applicable Notes, Supplemental Indenture and First Mortgage Bond Documents, (b) issue the applicable Notes and First Mortgage Bonds and (c) perform its respective obligations under the Note Purchase Agreement, the applicable Supplemental Indenture, the applicable Notes, the applicable First Mortgage Bonds, the Mortgage Indenture and the applicable First Mortgage Bond Documents and has the full corporate power and the corporate authority to conduct the activities in which, to our knowledge, it is now engaged.  Based solely on the Officer’s Certificate, the Company is licensed or qualified as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, other than those jurisdictions as to which the failure to be so licensed, qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable against it in accordance with its terms.

3. The applicable Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their terms.

4. The Mortgage Indenture constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

5. The applicable Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

6. The applicable First Mortgage Bonds delivered on the date hereof (a) have been authorized by all necessary corporate action on the part of the Company, (b) have been duly executed by the Company, and (c) assuming the due authentication thereof by the Mortgage Trustee under the Mortgage Indenture, (i) have been duly issued, (ii) constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their terms and (iii) are entitled to the benefits and security of the Mortgage Indenture, in accordance with their terms.

Exhibit 4.4(a)
(to Note Purchase Agreement)

7. The applicable First Mortgage Bond Documents have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their terms.

8. The offer, issuance and sale of the applicable Notes and the issuance of the applicable First Mortgage Bonds have been duly authorized and approved by the New Jersey Board of Public Utilities (the “Board”) and, to our knowledge, such authorization and approval is still in full force and effect. No other approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any New York, New Jersey or Federal Governmental Authority is necessary in connection with (a) the execution or delivery by the Company of the Note Purchase Agreement or the applicable Supplemental Indenture, Notes, First Mortgage Bonds or First Mortgage Bond Documents or (b) the performance by the Company of the Note Purchase Agreement, the applicable Supplemental Indenture, Notes, First Mortgage Bonds, or First Mortgage Bond Documents or the Mortgage Indenture or such filings as may be necessary to perfect or maintain the perfection of the Lien created by the Mortgage Indenture, including the applicable Supplemental Indenture.

9. The execution and delivery of the Note Purchase Agreement and the applicable Supplemental Indenture, Notes, First Mortgage Bonds and First Mortgage Bond Documents, by the Company do not, and the performance of the Note Purchase Agreement and the applicable Supplemental Indenture, Notes, First Mortgage Bonds and First Mortgage Bond Documents and the Mortgage Indenture as therein contemplated will not (a) contravene any applicable New York, New Jersey or United States statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company in connection with the execution and delivery by the Company of the Transaction Documents or the issuance and sale of the Notes, or any Order, (b) violate any provision of the Organizational Documents, (c) result in a breach of, or constitute a default under any Specified Agreement, (d) result in the creation or imposition of any Lien on, or security interest in, any assets of the Company under any Specified Agreement or under any such applicable New York, New Jersey or United States statute, rule or regulation (other than the Lien of the Mortgage Indenture).

10. To our knowledge, (a) the Company is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, and (b) the issuance of the applicable Notes and First Mortgage Bonds by the Company is not subject to regulation under the Public Utility Holding Company Act of 2005.

11. The use of the proceeds of the sale of the applicable Notes in accordance with the provisions of the Note Purchase Agreement do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

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12. The issuance, sale and delivery of the applicable Notes and the issuance of the applicable First Mortgage Bonds under the circumstances contemplated by the Note Purchase Agreement do not require the registration of such Notes or First Mortgage Bonds under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Note or the First Mortgage Bonds issued on the date hereof.

13. The provisions of the applicable Supplemental Indenture and the Mortgage Indenture are effective to create, in favor of the Mortgage Trustee, for the benefit of the holders of the applicable First Mortgage Bonds, a legal, valid, and enforceable lien and security interest in all right, title, and interest of the Company in the Trust Estate, entitling such holders to an equal and ratable share of such Trust Estate with the other holders of bonds under the Mortgage Indenture (except as otherwise provided in the Mortgage Indenture).

14. The Mortgage Indenture and any necessary related financing statements have been duly filed and recorded in all jurisdictions in which it is necessary for such instruments to be filed and recorded in order to constitute a lien of record on the property subject thereto. No other filing or recordation is presently necessary in order to perfect the lien of the Mortgage Indenture on such properties.  To the best of our knowledge, all fees or taxes in connection with the filing and recording of the Mortgage Indenture have been paid.

With respect to matters of fact on which such opinions are based, such counsel shall be entitled to rely on appropriate certificates of public officials, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the applicable Notes.  With respect to the opinions provided in numbered paragraphs 9, 13 and 14 dependent on New Jersey law, Troutman Pepper Locke LLP may rely on an opinion of Tanenbaum Keale LLP, counsel to the Mortgage Trustee.

The term “Organizational Documents,” as used in paragraph number 9 above, means (a) the certificate of incorporation of the Company furnished to us by the Company; (b) the by-laws of the Company furnished to us by the Company; and (c) resolutions adopted by the board of directors of the Company, relating to the offering of the applicable Notes and the execution and delivery of the Note Purchase Agreement and the applicable Notes, Supplemental Indenture, First Mortgage Bond Documents and First Mortgage Bonds and other matters, furnished to us by the Company.

The term “Specified Agreements,” as used in paragraph number 9 above, means each of the instruments and agreements identified on an exhibit to be attached to the opinion letter.

The term “Order,” as used in paragraph number 9 above, means any written court or administrative order, writ, judgment or decree to which the Company is subject and which is identified in the Officer’s Certificate as currently being in effect.

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Form of Opinion of Special Counsel
to the Purchasers

The closing opinion of ArentFox Schiff LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the applicable Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of New Jersey.

2. The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Company, enforceable against the Company in accordance with their respective terms.

3. The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by this Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

The opinion of ArentFox Schiff LLP shall also state that the opinion of Troutman Pepper Locke LLP is satisfactory in scope and form to ArentFox Schiff LLP and that, in their opinion, the Purchasers are justified in relying thereon.

In rendering the opinion set forth in paragraph 1 above, ArentFox Schiff LLP may rely, as to matters referred to in paragraph 1, solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of New Jersey. The opinion of ArentFox Schiff LLP is limited to the laws of the State of New York and the Federal laws of the United States.

With respect to matters of fact upon which such opinion is based, ArentFox Schiff LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

Exhibit 4.4(b)
(to Note Purchase Agreement)